As filed with the Securities and Exchange Commission on February 28, 1997. Registration No. 33-38066


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                         POST EFFECTIVE AMENDMENT NO. 8
                                       TO

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SBM CERTIFICATE COMPANY
               (Exact name of registrant as specified in charter)

                                    Minnesota
         (State or other jurisdiction of incorporation or organization)

                                      6725
            (Primary Standard Industrial Classification Code Number)

                                   41-1671595
                      (I.R.S. Employer Identification No.)


                          c/o ARM Financial Group, Inc.
                              515 W. Market Street
                           Louisville, Kentucky  40202
                                  (502)582-7900
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)


                           CT Corporation System Inc.
                             405 Second Avenue South
                          Minneapolis, Minnesota  55401
                                  (612)333-4315
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The registrant has registered an indefinite amount of securities under the Securities Act of 1933 pursuant to Rule 24f-2 under the Investment Company Act of 1940. The Rule 24f-2 Notice for the issuer's most recent fiscal year was filed on February 19, 1997.

SBM Certificate Company

Cross Reference Sheet

S-1 Item and Location in Prospectus
-----------------------------------

Item 1      Prospectus Cover

Item 2      Inside Front Cover

Item 3      Sections entitled The Company, Risk Factors

Item 4      Section entitled Use of Proceeds

Item 5      Not Applicable

Item 6      Not Applicable

Item 7      Not Applicable

Item 8      Sections entitled Underwriting Agreement and Underwriter's
            Compensation

Item 9      Section entitled Description of the Certificates

Item 10     Section entitled Experts

Item 11(a)  Section entitled About the Company, History and Business

Item 11(b)  Section entitled About the Company, Description of Property

Item 11(c)  Section entitled About the Company, Legal Proceedings

Item 11(d)  Not Applicable

Item 11(e)  See Index to Financial Statements

Item 11(f)  Section entitled Selected Financial Data

Item 11(g)  Not Applicable

Item 11(h) Section entitled Management's Discussion and Analysis of Results of Operations and Financial Condition

Item 11(i)  Not Applicable

Item 11(j)  Section entitled Executive Officers and Directors of the Company

Item 11(k)  Not Applicable

Item 11(l)  Section entitled About the Company

Item 11(m)  Section entitled Relationship with ARM and Affiliates

Item 12     Section entitled Executive Officers and Directors of the Company

                             SBM CERTIFICATE COMPANY
                             SERIES 503 CERTIFICATES
                                   PROSPECTUS
                                   MAY 1, 1997


The security offered by this Prospectus is a fully paid fixed-rate face-amount certificate, as defined by the Investment Company Act of 1940 (the "1940 Act"), designated as an investment certificate Series 503 ("Series 503 Certificate", or "Certificate"). The issuer of this face-amount certificate is SBM Certificate Company (the "Company"). A fully paid fixed-rate face-amount certificate is a security pursuant to which the issuer promises to pay the amount invested ("face-amount"), plus accrued but unpaid interest, on a fixed future date ("maturity date"), in return for the investor making a single lump sum payment to the issuer.

The Company's Series 503 Certificates initially mature three years from the date of issue. The Certificates provide for automatic extensions of the maturity date for ten additional three-year periods unless you notify the Company to the contrary.

The Company agrees to pay interest until maturity or redemption on the face-amount invested at a minimum interest rate of 2.50% per annum. Such interest may be compounded annually on the anniversary date of the Certificate's issuance (the "Certificate Anniversary Date") and paid at maturity or redemption. Alternatively, interest may be paid, at your option, yearly on the Certificate Anniversary Date, or quarterly on a quarterly payment date based upon the date of the Certificate's issuance (the "Certificate Issuance Date"). The Company may determine, in advance, to pay interest at a rate in excess of the minimum interest rate.

As of the date of this Prospectus, the Company has determined to pay interest for each of the three Certificate years prior to the initial maturity date at the following combined rates, instead of the lesser rate provided in the
Certificate:

                                                             If Interest is
                     If Interest is      If Interest is      Compounded
                     Paid Quarterly      Paid Annually       Annually

 Year 1              x.xx%               x.xx%               x.xx%

 Year 2              x.xx%               x.xx%               x.xx%

 Year 3              x.xx%               x.xx%               x.xx%

These rates are payable for the initial three-year period only. Although the Company intends to declare in advance additional interest rates which result in combined interest rates above the 2.50% minimum rate for Certificate years beyond the initial maturity date, there is no obligation to do so. See "Description of the Certificates - Additional Interest Rates". Sales compensation, not to exceed $30.00 per $1,000, per three-year maturity period, will be paid to the underwriter of the Series 503 Certificates from the general funds of the Company and will not be deducted from the amount invested.

No interest will be paid on Certificates surrendered for redemption less than three months after the issue date. In addition, if a Certificate is redeemed during any three-year maturity term, the interest paid or accrued will be reduced in accordance with rates declared by the Company. If you have elected to have interest paid quarterly or annually, the reduced interest rate may cause the amount paid upon surrender to be less than the amount invested. A Certificate surrendered during any three-year maturity term will receive interest for the number of full months the Certificate was in force from the Certificate Issuance Date (subject to the three-month limitation and interest rate reduction referred to above) or the latest date at which interest was paid.

See "Description of the Certificates" for a complete description of the terms of your Certificate.

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTORS ARE ADVISED TO RETAIN THE PROSPECTUS FOR FUTURE REFERENCE.

THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION BANK INSURANCE FUND, THE FEDERAL RESERVE BOARD, OR ANY GOVERNMENTAL AGENCY. AN INVESTMENT IN THESE SECURITIES INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Underwriter's Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Description of the Certificates. . . . . . . . . . . . . . . . . . . . . . . . 4
     Investment Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Minimum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Additional Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . 4
     Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Deferred Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Method of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Federal Income Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . 6
     Transfer of Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Reserves and Deposits with Custodian. . . . . . . . . . . . . . . . . . . 6
     Certain Financial Information . . . . . . . . . . . . . . . . . . . . . . 6
     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Investment Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
About the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Executive Officers and Directors of the Company. . . . . . . . . . . . . . . . 9
Relationship with ARM and Affiliates . . . . . . . . . . . . . . . . . . . . .11
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Management's Discussion and Analysis of Results of Operations
  and Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . .13
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .17


AVAILABLE INFORMATION

The Company is subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Reports and other information on the Company are required to be filed with the Securities and Exchange Commission ("SEC") and, when filed, are available for inspection and copying at the public reference section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and also at the public reference facilities at the SEC's regional offices located at Room 1400, 75 Park Place, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, Washington, D.C. 20549. In addition, the SEC maintains a web site that contains reports, proxies, and other information regarding registrants that file electronically, such as SBM Certificate Company. The address of the SEC web site is http//www.sec.gov.

This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto (the "Registration Statement") covering the securities offered by this Prospectus. The Company has filed such Registration Statement with the SEC. Certain portions of such Registration Statement have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such materials for further information with respect to the Company and the Certificates offered by this Prospectus.

The Company is not required by applicable laws to furnish you with an annual report. The Company will furnish an annual report, containing financial statements that have been audited and reported upon by independent certified public accountants, if you request a copy.

THE COMPANY


SBM Certificate Company is a Minnesota corporation and a wholly owned subsidiary of ARM Financial Group, Inc. ("ARM"), a financial services holding company based in Louisville, Kentucky providing retail and institutional products and services to the long-term savings and retirement market. The executive offices of the Company are located at 515 W. Market Street, Louisville, Kentucky 40202. The telephone number is (502)582-7900.


RISK FACTORS

Prospective purchasers of the Certificates should examine and carefully consider this entire Prospectus, including the following items, for important information concerning an investment in the Certificates. The Company is not a bank, broker-dealer or insurance company. THE CERTIFICATES ARE NOT BANK PRODUCTS, EQUITY INVESTMENTS, ANNUITIES OR LIFE INSURANCE, AND ARE NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR FUND OR PRIVATE THIRD PARTY.


ABSENCE OF A RATING

The Company has not applied for or received a rating for its Series 503 Certificates from any nationally recognized rating organization.

RELATIONSHIP WITH ARM

While the Company is an independent operating entity, it is also a wholly owned subsidiary of ARM. The Company relies upon ARM and its affiliates with respect to the provision of services which impact the management, operations, investments, and capital of the Company. For this reason, factors affecting ARM also may affect the Company, including ARM's operating results, consolidated business and capital plans, and its relationship with various regulators. See "Relationship with ARM and Affiliates".

EFFECTS OF CHANGES IN INTEREST RATES

The market value of the Company's investment portfolio, which consists primarily of publicly traded, investment grade debt securities, is affected by economic and market conditions and fluctuations in interest rates. Although the Company seeks to control this interest rate risk, during periods of sharp changes in interest rates the Company may experience unrealized losses in the value of assets held in its investment portfolio. In such an environment, if the Company were required to sell assets to meet liquidity needs, the Company could recognize losses on the sale of such assets. Such losses would reduce the overall capital resources available to the Company to provide a source of funds for Company operations, including the making of payments on Certificates.

EARLY REDEMPTIONS OF CERTIFICATES

If a Certificate is surrendered for redemption within three months of its issue date, no interest will be paid. In addition, if a Certificate is redeemed during any three-year maturity term, interest on the Certificate will be paid at a reduced rate. If you have elected to have interest paid quarterly or annually, the reduced interest rate may cause the amount paid upon surrender to be less than the amount invested.

ADDITIONAL INTEREST RATES

The initial rates are payable for the initial three-year period only. Although the Company intends to declare in advance additional interest rates which result in combined interest rates above the 2.50% minimum rate for Certificate years beyond the initial maturity date, there is no obligation to do so.


UNDERWRITING AGREEMENT

Pursuant to an Underwriting Agreement dated June 14, 1995, between the Company and ARM Securities Corporation ("ARM Securities") , formerly SBM Financial Services, Inc., (a wholly owned subsidiary of ARM registered as a broker-dealer under the 1934 Act), ARM Securities has the exclusive right to solicit applications for and to distribute the Certificates. Pursuant to such agreement, ARM Securities agrees to continuously solicit such applications, as long as Certificates are available for sale. The Company reserves the right to reject any application. ARM Securities has no obligation to purchase or sell any designated dollar amount or quantity of Certificates but is only required to use its best efforts on the Company's behalf.

The Company's Board of Directors, including a majority of directors who are not interested persons of ARM Securities or ARM, approve the Underwriting Agreement annually. The Underwriting Agreement is terminable by either party with sixty days' notice.



UNDERWRITER'S COMPENSATION


In accordance with the Underwriting Agreement, the Company pays ARM Securities compensation which does not exceed $30.00 per $1,000 invested per three-year
maturity period.    Such compensation is paid from the general funds of the
Company. ARM Securities pays compensation to its representatives and pays other selling expenses in connection with the sale of Certificates. The Company has paid ARM Securities $263,089, $443,579, and $507,995 in 1996, 1995, and 1994,
respectively, as compensation and other issuance, underwriting, and sales expenses.


DESCRIPTION OF THE CERTIFICATES

INVESTMENT AMOUNTS

The Series 503 Certificate may be purchased by submitting an application and a single payment of at least (1) $1,000 if you choose to have interest paid or compounded annually, or (2) $5,000 if you choose to have interest paid quarterly. The amount of your payment is the face-amount of the Certificate.

MINIMUM INTEREST RATE

The Series 503 Certificate bears a minimum rate of interest of 2.50% per annum. Interest accrues monthly and compounds annually if not paid. Interest may be compounded annually on the Certificate Anniversary Date and paid at maturity or redemption. Alternatively, interest may be paid at your option, annually on the Certificate Anniversary Date, or quarterly based upon the Certificate Anniversary Date. The election to have interest accrued or paid may not be changed after the Certificate has been issued.

ADDITIONAL INTEREST RATES

The Certificate may earn interest at a rate in excess of the minimum rate of 2.50% per annum. From time to time, the Company may declare additional interest rates. The sum of the additional interest rate and the minimum rate of 2.50% make up the combined interest rate.

For new purchases of Series 503 Certificates, the Company has declared that interest shall be payable at the combined rate set forth on the cover page of this Prospectus (or any applicable supplement thereto) for each of the three years of the initial term of the Certificate.

Notwithstanding the foregoing, as market conditions warrant, the Company may from time to time change the additional interest rates to be accrued for the Series 503 Certificates. The combined interest rates applicable to a particular Certificate will be the rates in effect on the date the investor's application is accepted at the Company's administrative office. The combined interest rates may be greater or lesser than the combined interest rates shown on the cover page of this Prospectus. However, no such change in rates will affect the combined interest rates of any Certificate purchased prior to the effective date of the change.

The combined interest rate in effect at the initial maturity date and each subsequent maturity date is the basis for the interest paid on a Certificate for any subsequent renewal periods. There is no obligation on the part of the Company to declare and pay additional interest in years following the initial maturity date. Therefore, the combined interest rates on a Certificate for years beyond the initial three-year term of the Certificate may be greater or lesser than the rate in effect for that Certificate for the first three years. It is the Company's current policy to pay interest on renewed Certificates at a rate based on the combined rate in effect at the initial or any subsequent maturity date (as applicable) plus .10%. This policy is subject to change at any time without prior notice with respect to any renewal periods applicable to any Certificates currently outstanding or to be issued in the future.

The prevailing investment rates available on interest-bearing instruments is a primary consideration in deciding upon the declaration of additional interest rates. Nonetheless, irrespective of such rates, the Company has complete discretion as to what additional interest rates, if any, shall be declared.

MATURITY

Your Series 503 Certificate matures three years from the Certificate Issuance Date. At maturity, you will be entitled to receive the original invested amount if you elected to receive interest payments annually or quarterly. If you elected to have interest compounded, you will be entitled to receive at maturity the original invested amount plus accrued interest.

At the end of the original three-year period, the maturity date automatically extends for an additional three-year period unless you notify the Company to the contrary. The Company will provide you with written notice not less than fifteen days prior to the original maturity date, and any additional maturity date, that the maturity date of the Certificate will be automatically extended for an additional three-year period unless you elect by written notice to the Company not to extend such maturity date. The total number of additional three-year periods for which your Series 503 Certificate may be extended, beyond the original term, is ten periods, or a total of thirty additional years beyond the original maturity date. During any such additional maturity period or periods for which the Certificate has been extended, the Certificate shall continue to accrue interest, interest shall be paid out or compounded, or the Certificate may be surrendered for redemption, all in accordance with the terms provided in the Certificate issued for the initial three-year term of the Certificate.

REDEMPTION


You may surrender your Certificate to the Company, properly endorsed, at any time prior to maturity and be entitled to receive in cash the face amount of your Certificate and all interest, if any, then due and unpaid except as set forth below. You may also withdraw at any time a portion of the original amount invested (including any accrued but unpaid interest on the withdrawn amount). The minimum amount you may withdraw is $1,000 and the remaining balance must not be less than $1,000 if you elected to have interest compounded to maturity or paid annually, nor less than $5,000 if you elected to have interest paid quarterly. You may make such a redemption with a written request to the Company accompanied by the Certificate, properly endorsed. If your Certificate has been lost, the Company will require you to obtain a Lost Instrument Bond at your expense. The written redemption request should be signed by you exactly as the Certificate is registered. For redemptions of $20,000 or more, your signature or signatures must be guaranteed by a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker or dealer, a municipal securities broker or dealer, a government securities broker or dealer, or a representative of ARM Securities. Further documentation may be required from corporations, executors (executrixes), partnerships, administrators (administratrices), trustees or custodians. For your protection, Certificates should be sent by registered mail.


No interest will be paid on Certificates surrendered for redemption less than three months after the Certificate Issuance Date. In addition, if a Certificate is redeemed during any three-year maturity term, the interest paid or accrued will be reduced in accordance with rates declared by the Company. If you have elected to have interest paid quarterly or annually, the reduced interest rate may cause the amount paid upon surrender to be less than the amount invested. A Certificate surrendered during any three-year maturity term will be entitled to receive interest for the number of full months the Certificate was in force from the Certificate Issuance Date (subject to the three-month limitation and interest rate reduction referred to above) or the latest date at which interest was paid, as applicable.

DEFERRED PAYMENT

The Company reserves the right, prior to maturity, to defer any payment for up to thirty days. During such period, interest will accrue on the deferred amount at not less than the minimum interest rate of 2.50%.


METHOD OF DISTRIBUTION


The Certificates are distributed by registered representatives of ARM Securities and also by registered representatives of other broker-dealers that have selling agreements with ARM Securities. Pursuant to the Underwriting Agreement between the Company and ARM Securities, the Company pays sales compensation to ARM Securities for distribution of the Certificates. ARM Securities in turn pays compensation to its representatives and pays other distribution expenses. See "Underwriting Agreement".

FEDERAL INCOME TAX TREATMENT

Under Internal Revenue Service rules and regulations, investors holding Series 503 Certificates realize current income for tax purposes. Under these guidelines, interest accrued on a face-amount certificate, including additional interest, must be reported by the Certificate holder as taxable ordinary income each year on a current basis. These regulations require a Series 503 Certificate holder who has elected to have interest compounded annually to recognize interest income for income tax purposes in the years in which it is accrued despite payment of the interest to the Certificate holder in later years under the terms of the Certificate. The Company will send you annually a report showing the income to be reported with respect to your Certificate under these regulations.

Pursuant to federal law, each investor must provide the Company with a correct taxpayer identification number. Generally, this number is the investor's Social Security or employer identification number. Failure to provide such number may make it necessary for the Company to withhold a portion of any accrued interest.


TRANSFER OF OWNERSHIP


There is no public market for resale of the Certificates, nor is it anticipated that one will develop in the future. Your Certificate may be assigned on the records of the Company if you send the Certificate to the Company, properly endorsed, along with proper transfer information concerning the person or entity to whom the Certificate will be transferred. You should sign the written transfer request exactly as the Certificate is registered. For transfers of $20,000 or more, your signature or signatures must be guaranteed by a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker or dealer, a municipal securities broker or dealer, a government securities broker or dealer, or a representative of ARM Securities. Further documentation may be required from corporations, executors (executrixes), partnerships, administrators (administratrices), trustees or custodians. For your protection, Certificates should be sent by registered mail.


RESERVES AND DEPOSITS WITH CUSTODIAN

The Company accrues liabilities ("reserves") for its Certificate obligations in accordance with the 1940 Act. In general, reserves are established monthly in an amount equal to the face-amount of each Certificate plus the amount of accrued but unpaid interest on each Certificate as of that date.

The 1940 Act requires the Company to have capital stock in an amount not less than $250,000 and to keep on deposit, with a qualified custodian, certain kinds of investments having a value not less than $250,000 plus the amount of its outstanding certificate reserves. For information on the value of the Company's investments on deposit and the Company's reserves on all outstanding certificates, see Notes 1, 3, 4, and 8 of Notes to Financial Statements.

Most of the Company's investments are on deposit pursuant to the terms of a custody agreement with First Bank National Association, a national banking association, located in Minneapolis, Minnesota. The Company also maintains separate deposits as required by certain states. The custody agreement requires the Company to maintain investments on deposit with a value (calculated in accordance with the provisions of the 1940 Act) in excess of the Company's reserves for outstanding certificate obligations. The Company may not withdraw from the custodian's possession any specific investments unless the Company deposits in their place investment(s) with an equivalent or higher value, or the remaining investments on deposit have a value in excess of the Company's required certificate reserves. If the Company fails to make any payment required by the terms of any certificate, the custodian is required, upon the request of a Certificate holder pursuant to custody agreement, to pay such obligation from the investments the custodian holds.

CERTAIN FINANCIAL INFORMATION

For information regarding the amounts of revenue, results of operations and assets attributable to the Company's face-amount certificate business and significant events relating to the Company's business, see "Selected Financial Data", and "Management's Discussion and Analysis of Results of Operations and Financial Condition".

USE OF PROCEEDS

The Certificates are issued and guaranteed by the Company, a wholly owned subsidiary of ARM. The Company backs the Certificates by investing the money received and keeping the invested assets on deposit. The Company's investments are varied and of generally high quality. The composition and quality of the Company's investments is subject to change from time to time at the Company's sole discretion. At December 31, 1996, such composition was:

     Cash and cash equivalents                             5.9 %
     Fixed maturities:
          U.S. Treasury securities and
             obligations of U.S. government agencies       6.3
          Corporate securities                            13.9
          Asset-backed securities                          9.3
          Collateralized mortgage obligations             53.4
          Other mortgage-backed securities                 6.1
          Other fixed maturities                           2.6
     Other investments                                     2.5
                                                           ---
     Total Cash and Investments                          100.0 %
                                                         -------
                                                         -------



The Company's fixed maturity portfolio is 98% investment grade as of December 31, 1996. Investment grade securities are those classified as 1 or 2 by the National Association of Insurance Commissioners, or where such classifications are not available, having a rating on the scale used by Standard & Poor's Corporation of BBB- or above.


INVESTMENT POLICIES

Investment decisions relating to the Company's investment portfolio are made by
the Company's Chief Investment Officer (the "CIO").   The Board of Directors
regularly reviews the decisions of the CIO. The CIO, in accordance with the investment policies of the Company, uses his best judgment in deciding the amount and type of investments to be purchased and sold subject to certain limitations on investments prescribed by the 1940 Act. Section 28 of the 1940 Act requires the Company to deposit only "qualified investments". Qualified investments are defined as those investments which life insurance companies are permitted to invest in or hold under the provisions of the Insurance Code of the District of Columbia.

The following policies currently govern the Company's investment decisions, but may be changed by the Board of Directors without shareholder or Certificate holder approval. The Company will not purchase any securities on margin or participate on a joint or joint and several basis in any trading account in securities. It will not effect the short sale of any security. The Company has the authority to borrow money and may borrow in the future if management feels it is necessary or desirable in conducting its business in the most advantageous manner. It may do this either for temporary or extended purposes and may pledge some of its assets as security. The Company does not generally deal in real estate, but reserves freedom of action to do so if such arrangement would provide a desirable investment or a source of mortgage loans. The Company does not intend to engage in the purchase and sale of commodities or commodity contracts. Also, the Company does not at present intend to act as underwriter of securities issued by other persons. It may make real estate loans of various types and may make other kinds of loans should such form of investment appear to be desirable in the future. It is not restricted by its Articles of Incorporation or By-Laws as to the concentration of its investments in any particular industry or group of industries. Subject to the basic restriction of investment in qualified investments, the Company reserves freedom of action with regard to portfolio turnover.


In past years, the Company made mortgage loans, principally consisting of commercial real estate mortgage loans. The current policy of the Company is not to make any new mortgage loans.


ABOUT THE COMPANY

HISTORY

The Company was incorporated in Minnesota on June 18, 1990, to assume the face-amount certificate business of SBM Company ("SBM"). The Company became a wholly owned subsidiary of ARM pursuant to ARM's purchase of substantially all of the assets of SBM (the "Acquisition") in June 1995. SBM had issued various series of face-amount certificates of the fully paid and installment type since 1914. The Company was registered as an investment company under the 1940 Act and assumed the obligations of SBM's outstanding face-amount certificates in January 1991. SBM owned the Company directly until December 31, 1993, at which time SBM transferred all of the shares of the Company to its subsidiary State Bond and Mortgage Life Insurance Company ("SBM Life"). Following the Acquisition, all of the shares of the Company were transferred from SBM Life to ARM.

BUSINESS


The Company's sole business is issuing fixed-rate face-amount certificates registered under the 1940 Act. A face-amount certificate is an obligation of the Company requiring the Company to pay a certain amount, plus a specified return, to an investor at a given maturity date, or lesser amounts if the Certificate is redeemed prior to maturity. The Company is currently offering one series of single-payment investment certificates. The Company's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities. The Company's face-amount certificates are sold primarily in Minnesota, Iowa, California, South Dakota and Illinois.


The Company's face-amount certificates are distributed exclusively by ARM Securities, a wholly owned subsidiary of ARM, pursuant to an Underwriting Agreement. See "Underwriting Agreement". ARM Securities is registered with the SEC as a broker-dealer under the provisions of the 1934 Act. In addition, ARM provides investment management services to the Company pursuant to an Investment Services Agreement. Such services are provided in part through ARM's wholly owned subsidiary ARM Capital Advisors, Inc. ("ARM Capital Advisors").
See "Relationship with ARM and Affiliates". ARM Capital Advisors is registered with the SEC as an investment adviser under the provisions of the Investment Advisers Act of 1940.


The Company's gross margin is derived primarily from the margin between earnings on investments and amounts paid or credited on its fixed rate Certificate deposits ("investment spread"). The Company's net income is determined by deducting investment expenses and federal income taxes. The investment spread is affected principally by general economic conditions, government monetary policy, the policies of regulatory authorities that influence market interest rates, and the Company's ability to respond to changes in such rates. Changes in market interest rates may have a negative impact on the Company's earnings. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors".

The Company has no foreign sales.

COMPETITION

The Company's face-amount certificate business competes in general with various types of individual savings products which offer a fixed rate of return on investors' money, especially insurance and bank and thrift products. Some of these other products are insured by governmental agencies or funds or private third parties (e.g., banks and thrifts typically have federal deposit insurance covering monies deposited with them). The Certificates offered by this Prospectus are not guaranteed or insured by any governmental agency or fund or independent third party. The Company's ability to offer competitive interest rates, attractive terms, and efficient service are the Company's primary basis for meeting competition. The Company's main competitor is IDS Certificate Company.

EMPLOYEES

The Company currently has no employees. Investment, administrative, and distribution services are provided pursuant to an Investment Services Agreement, an Administrative Services Agreement, and an Underwriting Agreement, all of which are dated as of June 14, 1995. See "Underwriting Agreement" and "Relationship with ARM and Affiliates".

CAPITAL STRUCTURE

The Company has 1,000,000 shares of authorized common stock, $1.00 par value, of which 250,000 shares are currently issued and outstanding. ARM owns all of the Company's issued and outstanding shares. All such shares are currently pledged pursuant to a credit agreement among ARM and certain lenders to secure a bank loan made to ARM.

REGULATION

Like many financial service companies which offer investment opportunities to the public, the Company is subject to regulation and supervision by federal and state regulators. The 1940 Act and rules issued by the SEC thereunder specify certain terms for face-amount certificates, the method for calculating reserve liabilities on outstanding certificates, the minimum amounts and types of investments to be deposited with a qualified custodian to support such reserve liabilities (see "Description of the Certificates - Reserves/Deposits with Custodian" and Note 3 of Notes to Financial Statements), and a variety of other restrictions on the operation and governance of a face-amount certificate company. Pursuant to statutory authority, the Minnesota Department of Commerce and the Illinois Secretary of State exercise supervisory powers over the Company's face-amount certificate business similar to those under the 1940 Act. In addition, the Minnesota Department of

Commerce conducts examinations of the Company on a periodic basis. The offer and sale of Series 503 Certificates also are subject to federal and state securities laws.

The Company is not a bank, broker-dealer or insurance company. THE CERTIFICATES ARE NOT BANK PRODUCTS, EQUITY INVESTMENTS, ANNUITIES OR LIFE INSURANCE, AND ARE NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR FUND OR PRIVATE THIRD PARTY.

DESCRIPTION OF PROPERTY


The Company's and ARM's corporate executive offices (the "Corporate Offices") are located at 515 W. Market Street, Louisville, Kentucky. The main telephone number for the Corporate Offices is (502) 582-7900. The Corporate Offices are the primary location for ARM's and the Company's investment accounting, corporate accounting, legal and marketing activities and various support personnel. These offices contain approximately 31,010 square feet of office space held pursuant to a lease between ARM and the lessor which expires on September 1, 2006, and which is subject to two five (5) year renewal options.


The Company's administrative offices are located in New Ulm, Minnesota, at 100
North Minnesota Street.   The building is owned by the Company.  The building
has a total office space of approximately 49,000 square feet, was built in 1936 and was remodeled extensively in 1972, 1974, and 1986. A significant portion of the building (approximately 15,000 square feet) is leased exclusively to State Bank & Trust Company of New Ulm, a former subsidiary of SBM. Parts of the building are leased to other persons.

LEGAL PROCEEDINGS

The Company is not a party to, nor is any of the Company's property the subject of, any material pending legal proceedings, other than ordinary litigation routine to the Company's business.


EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY


EXECUTIVE OFFICERS AND DIRECTORS


The Company's directors and executive officers are as follows:


Steven B. Bing, age 50 - Director of the Company since January 1996. Mr Bing is currently employed by R. Gene Smith, Inc., a private investment and venture firm. In that capacity he reviews business opportunities and manages certain operating companies funded by the Smith group. Previously, he served approximately eight years as an officer (including President) of ICH Corporation, a public holding company that owned and operated life and health insurance companies.


John R. McGeeney, age 40 - Director and Chairman of the Board of the Company since January 1996; President of the Company since June 1995. Mr. McGeeney is the Executive Vice President-Retail Business Division of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM in October 1993, from February 1988 to October 1993, he served successively as Attorney, Counsel and Assistant General Counsel for the Accumulation and Investment Group of Providian Corporation. From 1986 to 1988, he was an associate with the law firm of Middleton & Reutlinger.


Theodore S. Rosky, age 60 - Director of the Company since January 1996. Mr. Rosky retired as Executive Vice President & Chief Financial Officer of Providian Corporation in April 1992, and he has served on several corporate boards of directors including insurance company and mutual fund boards.


Martin Snyder, age 49 - Director of the Company since January 1996. Mr. Snyder is currently President of RussianAmerican Finance Fund, specializing in international trade. Previously, he was an attorney with Taustine, Post, Sotsky, Berman, Fineman & Kohn from 1972 to 1993, and was Chief Executive Officer at the time he left the firm.


Dennis L. Carr, FSA, MAAA, age 46 - Executive Vice President--Chief Product Development Officer and Actuary. Mr. Carr is an Executive Vice President and Chief Actuary of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM, from July 1988 to September 1993, he was Director of Product Development for the Accumulation and Investment Group of Providian Corporation. From July 1983 to July 1988, Mr. Carr was a consulting actuary for Tillinghast, being named a principal of that firm in 1987.


David E. Ferguson, age 49 - Executive Vice President--Chief Administrative Officer. Mr. Ferguson is an Executive Vice President and Chief Technology Officer of ARM and holds various offices with other subsidiaries of ARM. Mr. Ferguson has been associated with ARM and its predecessors since March 1992. Prior to joining ARM, from 1990 to March 1992, he was the President and Chief Executive Officer of the James Graham Brown Foundation, Inc., a private philanthropy in Louisville, Kentucky. From 1984 to 1990, Mr. Ferguson was a partner at Ernst & Young LLP and National Director of their Insurance Industry Consulting group.


Edward L. Zeman, age 41 - Executive Vice President--Chief Financial Officer. Mr. Zeman is an Executive Vice President and the Chief Financial Officer of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM in September 1995, he was Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of SBM. From 1977 through 1990, Mr. Zeman served as a Senior Manager for Deloitte & Touche LLP. Mr. Zeman currently also serves on the Board of Directors of Dotronix, Inc.


Emad A. Zikry, MA, PhD, age 47 - Executive Vice President--Chief Investment Officer. Mr. Zikry is an Executive Vice President and Chief Investment Officer of ARM and is a Director and President of ARM Capital Advisors, Inc., a registered investment adviser. Prior to joining ARM, Mr. Zikry was President and Chief Investment Officer of Kleinwort Benson Investment Management Americas Inc. From 1987 to 1992, he served as Managing Director and Head of Fixed Income and Quantitative Services at Mitchell Hutchins Institutional Investors, Inc. Prior to that time, he was a director at Bankers Trust New York Corporation.


Peter S. Resnik, CFA, CPA, age 36 - Treasurer. Mr. Resnik is the Treasurer of ARM and also holds this office for other ARM subsidiaries. Mr. Resnik has been associated with ARM and its predecessors since July 1992. Prior to joining ARM, from 1986 through July 1992, he served as Assistant Vice President of Commonwealth Insurance, a subsidiary of Providian Corporation in various management positions, the last of which was Director of Planning and Budgets in the Agency Group Division.


Barry G. Ward, CPA, age 35 - Controller. Mr. Ward is the Controller of ARM and also holds this office for other ARM subsidiaries. Prior to joining ARM, from January 1989 to October 1993, he served in various positions within Ernst & Young LLP's Insurance Industry Accounting and Auditing Practice, the last of which was Manager.


Kevin L. Howard, age 32 - Secretary. Mr. Howard is a Legal Officer and Assistant Counsel of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM in 1994, from April 1992 to January 1994, he was Assistant General Counsel for Providian Corporation, practicing primarily in the areas of securities and real estate law. From 1989 to 1992, he was an associate with the law firm of Greenebaum Doll & McDonald.


Rose M. Culbertson, CPA, age 41 - Tax Officer. Ms. Culbertson is the Tax Officer of ARM and also holds this office for other ARM subsidiaries. Prior to joining ARM in 1994, she was a Tax Manager with Coopers & Lybrand. From mid 1986 to 1990, she served in various positions with Providian Corporation, the last of which was Manager of Tax Compliance.


LIMITATION OF LIABILITY AND INDEMNIFICATION

Pursuant to the Company's Articles of Incorporation, the liability of the Company's directors to the Company and its stockholders is eliminated to the fullest extent permitted by Minnesota law, as it exists or may be amended from time to time, except as prohibited by the 1940 Act. Under Minnesota law, a director's personal liability to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director may be eliminated if provided by the Articles of Incorporation, except liability resulting from a breach of the duty of loyalty to the corporation or its stockholders, liability for an act or omission not in good faith, involving intentional misconduct or a knowing violation of law, liability for illegal distributions or liability for any transaction undertaken for improper personal benefit. The 1940 Act prohibits a company from indemnifying or by any other means limiting a director's liability resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. In accordance with Minnesota law, the By-Laws of the Company provide, as modified by certain limitations specified by the SEC under the 1940 Act, for the indemnification of an officer or director of the Company against judgments, penalties, fines, settlements, and expenses incurred as a result of being made a party to a proceeding by reason of his or her official capacity with the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

RELATIONSHIP WITH ARM AND AFFILIATES

Pursuant to an Investment Services Agreement and an Administrative Services Agreement entered into in June 1995 between the Company and ARM, the Company reimburses ARM for investment management services (provided in part through ARM Capital Advisors) as well as administrative services. ARM's charges are based upon .20% of invested assets annually for investment management services and
 .25% of total certificate reserves annually for administrative services, but may be reduced by agreement of the parties.

Prior to the Acquisition, the Company reimbursed the costs incurred by SBM for management services provided to the Company pursuant to a management agreement between such parties then in effect by payment of a management fee. Such fee equaled the costs incurred by SBM in its performance of management services for the Company in accordance with such management agreement.

Pursuant to a Tax Allocation Agreement for taxable periods beginning January 1, 1995, the Company has agreed to reimburse ARM for any tax benefits arising from the inclusion of the Company's separate company taxable income in ARM's consolidated income tax returns (e.g., the potential tax benefit which may arise if consolidated net operating losses were used to offset a portion of the Company's income tax liability).


The Underwriting Agreement between the Company and ARM Securities, a wholly owned subsidiary of ARM and a registered broker-dealer, is described under the section entitled "Underwriting Agreement".



Prior to the Acquisition, in accordance with an underwriting agreement then in effect between the Company and SBM, the Company paid ARM Securities a sales commission not to exceed $30.00 per $1,000 invested per three-year Certificate maturity period.


For the year ended December 31, 1996, the Company paid ARM $116,547 for investment management services and $129,921 for administrative services. During such period, the Company partially reversed a securities transaction that occurred in December 1995 between Integrity Life Insurance Company ("Integrity") and the Company, both wholly owned subsidiaries of ARM. The original securities sales were arms-length transactions made on the open market at prevailing market prices pursuant to a competitive bidding process and resulted in a net profit to the Company. Due to the affiliated nature of the transaction, on April 19, 1996, some of the securities purchased in the transaction were transferred from the Company back to Integrity for $5,249,966 on terms at least as favorable as in the original transaction. The Company also received $61,345 from Integrity to reflect the increase in value of one of the securities it had originally sold. The Company's Board of Directors approved these transactions after reviewing the duration, credit quality, and value issues related thereto.



EXPERTS


Ernst & Young LLP is the Company's independent auditors. Ernst & Young LLP, on an annual basis, will audit certain financial statements prepared by management and express an opinion on such financial statements based on their audits.


The financial statements and schedules of the Company included herein at December 31, 1996 and 1995, and for the years then ended, have been audited by Ernst & Young LLP as set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


The financial statements and schedules of the Company for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports included herein or incorporated by reference in the Company's Registration Statement, and have been so included or incorporated by reference in reliance upon such reports given upon their authority as experts in accounting and auditing.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data of the Company for the years ended December 31, 1996, 1995, 1994, 1993, and 1992 that were derived from audited financial statements of the Company. The report of the Company's independent public accountants, Ernst & Young LLP, with respect to the years ended December 31, 1996 and 1995 appears elsewhere in this Prospectus. The historical financial statements of the Company may not necessarily reflect the results of operations or financial position that would have been obtained had the Company been a separate, independent company. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition " and the audited financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                       YEAR ENDED DECEMBER 31
                                               ----------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)             1996           1995*          1994           1993           1992
---------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA
Total investment income                        $  4,290       $  4,889       $  5,326       $  5,439       $  5,492
Interest credited on certificate reserves        (2,822)        (2,929)        (3,575)        (4,090)        (4,532)
                                               ----------------------------------------------------------------------
Net investment spread                             1,468          1,960          1,751          1,349            960

Total investment and other expenses                (815)          (958)        (1,225)        (1,289)        (1,161)
Net investment income (loss)                        415            595            363            103            (64)
Net realized investment gains (losses)              317            181             20             (2)           (21)
Net income                                          732            777            383            101             13
Earnings per share **                              2.93           3.11           1.53           0.40           0.05

BALANCE SHEET DATA (END OF PERIOD)
Total assets                                   $ 55,726       $ 60,580       $ 60,609       $ 71,021       $ 70,400
Face-amount certificate reserves                 50,186         52,460         60,355         67,029         66,550
Shareholder's equity                              5,064          4,986            187          3,881          3,732


* The Company was acquired by ARM effective as of May 31, 1995. The results of operations for 1995 represent the historical results of the Company for the period from January 1, 1995 to May 31, 1995 combined with the results of operations of the Company subsequent to the acquisition from June 1, 1995 to December 31, 1995. The operating results subsequent to the acquisition include the effect of new accounting values assigned to invested assets and intangibles and differences in management and investment advisory fees charged by ARM and SBM.

**   Earnings per share based on 250,000 shares issued and outstanding

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

     The Company was acquired by ARM in connection with ARM's acquisition of substantially all of the assets and business operations of SBM effective May 31, 1995. The results of operations for the year ended December 31, 1995 represent the historical results of the Company for the period from January 1, 1995 to May 31, 1995 combined with the results of operations of the Company subsequent to the Acquisition from June 1, 1995 to December 31, 1995. Historical results of operations are not completely comparable with results of operations subsequent to the Acquisition primarily due to differing asset/liability management strategies and expense allocation methodologies of ARM and SBM management. Therefore, results of operations for the year ended December 31, 1996, are not completely comparable with the prior year.

RESULTS OF OPERATIONS

1996 COMPARED WITH 1995

     During 1996, net income was $731,981 compared to $776,739 in 1995. Net investment income (net income excluding realized investment gains and losses net of tax) was $414,670 and $595,354 for 1996 and 1995, respectively. The decrease in net investment income was primarily attributable to a decrease in net investment spread, partially offset by lower investment and other expenses and lower federal income tax expense.

     Net investment spread, which is the difference between investment income and interest credited on certificate reserves, decreased to $1.5 million during 1996 from $2.0 million in 1995. These amounts reflect net investment spread of 2.23% and 2.97% during 1996 and 1995, respectively, between the Company's investment yield on average cash and investments and the average rate credited on certificate reserves. The Company's investment income decreased to $4.3 million from $4.9 million for 1996 and 1995, respectively. These amounts represent investment yields of 7.73% and 8.21% on average cash and investments of $54.9 million and $56.3 million for 1996 and 1995, respectively. This decrease in investment yield on cash and investments was primarily attributable to a reduction in the average duration of the investment portfolio during 1996 and to the December 1995 sale of the Company's mortgage loan portfolio. The proceeds from the sale of mortgage loans were invested in fixed maturities of a generally higher quality, but with lower yields.

     Interest credited on certificate reserves was $2.8 million and $2.9 million for 1996 and 1995, respectively. These amounts represent average rates of interest credited of 5.50% and 5.24% on average certificate reserves of $50.4 million and $52.9 million for 1996 and 1995, respectively. The majority of the Company's outstanding face-amount certificates are fixed-rate three year contracts. The Company monitors credited interest rates for new and renewal issues against competitive products, mainly bank certificates of deposit. Credited interest rate adjustment, up or down, on new certificates are made as the Company deems necessary. New and renewal contracts issued and outstanding during the past year have crediting rates that are generally higher than contracts that matured or surrendered during the period, resulting in the overall increase in the average crediting rate.

     Investment and other expenses were $815,094 and $957,593 for 1996 and 1995, respectively. The decrease in investment and other expenses was primarily attributable to the decrease in management and investment advisory fees. Currently, management and investment advisory fees are computed as a percentage of average certificate reserves and qualified assets. Such fees have been lower since the Acquisition primarily as a result of ARM's lower marginal operating cost attributable to greater economies of scale since the Acquisition.

     Realized investment gains were $485,135 and $283,885 for 1996 and 1995, respectively. These realized investment gains were interest-rate related and attributable to the asset/liability management strategies of the Company. Fixed maturities and equity securities (i.e., non-redeemable preferred stock) are sold during rising and falling interest rate environments which can result in period-to-period swings in realized investment gains and losses.

     Certificate reserves decreased $2.3 million or 4.3% during 1996, as maturities and surrenders exceeded sales and renewals. The Company believes a significant factor leading to the decrease was the certificate of deposit marketplace currently being very competitive, as many financial institutions are offering special high rates to induce customers to open new accounts. For face-amount certificates reaching their maturity date during 1996 and 1995, 73% and 72%, respectively, were renewed.


1995 COMPARED WITH 1994

     During 1995, net income was $776,739 compared to $383,203 in 1994. Net investment income was $595,354 and $363,420 for 1995 and 1994, respectively. The increase in net investment income was primarily attributable to a higher net investment spread and lower investment and other expenses.

     Net investment spread increased to $2.0 million during 1995 from $1.8 million in 1994. These amounts reflect net investment spread of 2.97% and 2.10% during 1995 and 1994, respectively, between the Company's investment yield on average cash and investments and the average rate credited on certificate reserves. The Company's investment income decreased to $4.9 million from $5.3 million for 1995 and 1994, respectively. The investment yields for 1995 and 1994 were 8.21% and 7.63% on average cash and investments of $56.3 million and $66.1 million, respectively. This increase in investment yield was attributable to higher yields attained as a result of a restructuring of the investment portfolio subsequent to the Acquisition, as well as accretion resulting from purchase accounting adjustment.

     Interest credited on certificate reserves was $2.9 million and $3.6 million for 1995 and 1994, respectively. These amounts represent average rates of interest credited of 5.24% and 5.53% on average certificate reserves of $52.9 million and $62.2 million for 1995 and 1994, respectively. This decrease is a result of new and renewal certificates issued during 1995 accumulating interest at rates lower than contracts that matured or surrendered.

     The decrease in investment and other expenses was primarily attributable to the decrease in management and investment advisory fees since the Acquisition and lower amortization of deferred charges.

     Realized investment gains were $283,885 and $29,783 for 1995 and 1994, respectively. Realized investment gains were interest-rate related and attributable to the asset/liability management strategies of the Company.

ASSET PORTFOLIO REVIEW

     The Company primarily invests in securities with fixed maturities with the objective of providing reasonable returns while limiting liquidity and credit risks. The Company's investments in fixed maturities were 98% investment grade for the years ended December 31, 1996 and 1995. Investment grade securities are those classified as 1 or 2 by the National Association of Insurance Commissioners, or where such classifications are not available, having a rating on the scale used by Standard & Poor's Corporation of BBB- or above. Additionally, the Company's investment portfolio has minimal exposure to real estate, mortgage loans and common equity securities, which represented 1.0% and 1.1% of qualified assets at December 31, 1996 and 1995, respectively. As of December 31, 1996, the Company held no securities which had defaulted on principal or interest payments.

     Fixed maturities include mortgage-backed and asset-backed securities, corporate securities, U.S. Treasury securities and other government obligations. Mortgage-backed securities ("MBSs"), which include pass-through securities and collateralized mortgage obligations ("CMOs"), totaled $32.6 million at December 31, 1996, representing 58.9% of total qualified assets (61.4% at December 31, 1995). The Company's investments in CMOs, which are primarily backed by the U.S. Government or U.S. Government agencies, represented 52.8% and 47.3% of the Company's qualified assets as of December 31, 1996 and 1995, respectively. MBSs, including CMOs, are subject to risks associated with prepayments of the underlying mortgage loans. Prepayments cause these securities to have actual maturities different from those expected at the time of purchase. The degree to which a security is susceptible to either gains or losses due to prepayment speed adjustments is influenced by the difference between its amortized cost and par, the relative sensitivity of the underlying mortgages backing the assets to prepayments in a changing interest rate environment and the repayment priority of the securities in the overall securitization structure. Prepayment sensitivity is evaluated and monitored, giving full consideration to the collateral characteristics such as weighted average coupon rate, weighted average maturity and the prepayment history of the specific loan pool. Also, the Company monitors three year cash flow projections with the goal of maintaining an adequate level of liquidity for maturing face-amount certificates. The Company's asset/liability management strategies not only allow the Company to monitor its short-term liquidity needs but also aim to provide protection to the investment portfolio from adverse changes in interest rates.

     In December 1995, the Company sold virtually all of its mortgage loan portfolio resulting in a loss of approximately $65,000.

     Based on the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," adopted as of January 1, 1994, the Company currently classifies its fixed maturity and equity securities as available-for-sale. Such securities are carried at fair value and changes in fair value, net of related deferred income taxes, are charged or credited directly to shareholder's equity. The decrease in interest rates after the Acquisition, at which time the Company's invested assets were restated to fair value in accordance with purchase accounting rules, and then the subsequent rise in interest rates during the year ended December 31, 1996, have resulted in unrealized gains of $231,541 (net of $124,676 in deferred income taxes) compared to unrealized gains of $885,878 (net of $477,011 in deferred income taxes) as of December 31, 1995. Volatility in reported shareholder's equity occurs as a result of SFAS No. 115 which requires some assets to be carried at fair value while other assets and all liabilities are carried at historical values.

     The Company manages assets and liabilities in a closely integrated manner to minimize the volatility of margins. As a result, adjusting the shareholder's equity for changes in the fair value of the Company's fixed maturities and equity securities without reflecting offsetting changes in the value of the Company's liabilities or other assets creates volatility in reported shareholder's equity but does not reflect the underlying economics of the Company's business.

LIQUIDITY AND FINANCIAL RESOURCES

     The Company has never paid cash dividends on its common stock in order to maintain and increase capital resources. The Company will, however, evaluate this on an ongoing basis.


     As of December 31, 1996, the Company had $4.6 million of qualified assets in excess of the minimum amount required by the 1940 Act and the rules and regulations promulgated thereunder by the SEC, as computed in accordance with
Section 28(b) of the 1940 Act. In addition, the MDC has certain regulatory authority over the Company. The MDC has historically recommended to the Company that face-amount certificate companies should maintain a ratio of shareholder's equity to total assets of a minimum of 5% based upon a valuation of available-for-sale securities reflected at amortized cost for purposes of this calculation. Under this formula, the Company's capital ratio was 8.7% at December 31, 1996.


     The primary liquidity requirement of the Company relates to its payment of certificate maturities and surrenders. The principal sources of cash to meet such liquidity requirements are investment income and proceeds from maturities and redemptions of investments.


     At December 31, 1996, cash and cash equivalents totaled $3.2 million, a decrease of $0.7 million from December 31, 1995. The Company's aim is to manage its cash and cash equivalents position so as to satisfy short-term liquidity needs. In connection with this management of cash and cash equivalents, the Company may invest idle cash in short duration fixed maturities to capture additional yield when short-term liquidity requirements permit.

     Cash flows of $3.6 million, $4.1 million, and $4.2 million were generated from operating activities in 1996, 1995, and 1994, respectively. These cash flows resulted principally from investment income, less management and investment advisory fees and commissions paid. Proceeds from sales, redemptions and maturities of investments generated $39.4 million, $51.8 million, and $10.6 million in cash flows during 1996, 1995, and 1994, respectively, which were offset by purchases of investments of $38.5 million, $44.2 million, and $5.1 million, respectively. The higher purchases and sales of investments during 1995 were a result of the initial restructuring of the Company's investment portfolio following the Acquisition.

INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----


Reports of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . .18
Balance Sheets as of December 31, 1996 and 1995. . . . . . . . . . . . . . . .20
Statements of Operations for the Years Ended
 December 31, 1996, 1995, and 1994 . . . . . . . . . . . . . . . . . . . . . .22
Statements of Shareholder's Equity for the Years Ended
 December 31, 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . . . . .23
Statements of Cash Flows for the Years Ended
 December 31, 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . . . . .24
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .25

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
SBM Certificate Company

We have audited the accompanying balance sheets of SBM Certificate Company as of December 31, 1996 and 1995, and the related statements of income, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SBM Certificate Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                          /s/ Ernst & Young LLP

Louisville, Kentucky
February 12, 1997

INDEPENDENT AUDITORS' REPORT

Board of Directors
SBM Certificate Company

We have audited the statements of income and of cash flows of SBM Certificate Company (the "Company") for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the results of SBM Certificate Company's operations and its cash flows for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

The financial statements have been prepared on a historical basis and do not include any purchase accounting or other adjustments resulting from the sale of the Company as discussed in Note 2 to the financial statements.

As discussed in Note 1 to the financial statements, in 1994 the Company adopted Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.


/s/ Deloitte and Touche LLP
Minneapolis, Minnesota
March 29, 1995

                             SBM CERTIFICATE COMPANY
                                 BALANCE SHEETS


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                                                DECEMBER 31,
                                                                                             1996           1995
-------------------------------------------------------------------------------------------------------------------
ASSETS
Qualified assets:
  Cash and investments:
    Investments in securities of unaffiliated issuers:
      Fixed maturities available-for-sale, at fair value (amortized cost:
        1996-$49,863,826; 1995-$53,076,255)                                            $  50,169,361  $  54,388,115
      Equity securities, at fair value (cost: 1996-$493,912; 1995-$570,162)                  544,594        621,191
    Certificate loans                                                                        273,368        279,463
    Other invested assets                                                                    523,083        632,154
    Cash and cash equivalents                                                              3,247,192      3,900,494
                                                                                       ------------------------------
  Total cash and investments                                                              54,757,598     59,821,417

  Receivables:
    Dividends and interest                                                                   533,958        397,898
    Receivable for investment securities sold                                                122,570             --
                                                                                       ------------------------------
  Total receivables                                                                          656,528        397,898
                                                                                       ------------------------------
Total qualified assets                                                                    55,414,126     60,219,315


Deferred acquisition cost                                                                    132,163        113,500
Goodwill                                                                                     113,095        192,919
Other assets                                                                                  66,163         54,203
                                                                                       ------------------------------

Total assets                                                                           $  55,725,547  $  60,579,937
                                                                                       ------------------------------

                                                                                       ------------------------------

                             SBM CERTIFICATE COMPANY
                           BALANCE SHEETS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                                              DECEMBER 31,
                                                                                        1996                1995
-------------------------------------------------------------------------------------------------------------------


LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
  Certificate reserves                                                            $  50,186,386       $  52,459,724
  Payable for investment securities purchased                                                --           2,454,325
  Deferred federal income taxes                                                         445,419             619,148
  Accounts payable and other liabilities                                                 29,940              60,582
                                                                                 ------------------------------------
Total liabilities                                                                    50,661,745          55,593,779

Shareholder's equity:
  Common stock, $1 par value; 1,000,000 shares authorized;
    250,000 shares issued and outstanding                                               250,000             250,000
  Additional paid-in capital                                                          3,050,000           3,050,000
  Net unrealized gains on available-for-sale securities                                 231,541             885,878
  Retained earnings                                                                   1,532,261             800,280
                                                                                 ------------------------------------
Total shareholder's equity                                                            5,063,802           4,986,158
                                                                                 ------------------------------------

Total liabilities and shareholder's equity                                        $  55,725,547       $  60,579,937
                                                                                 ------------------------------------
                                                                                 ------------------------------------


SEE ACCOMPANYING NOTES.

                             SBM CERTIFICATE COMPANY
                            STATEMENTS OF OPERATIONS

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                     YEAR ENDED DECEMBER 31,
                                            --------------------------------------------------------------
                                                          1996                1995                1994
----------------------------------------------------------------------------------------------------------


Investment income:
  Interest income from securities                    $  4,089,948        $  4,276,460        $  4,590,206
  Interest income from mortgage loans                          --             366,321             439,709
  Other investment income                                 200,127             246,597             296,010
                                                    -------------------------------------------------------
Total investment income                                 4,290,075           4,889,378           5,325,925

Investment and other expenses:
  Management and investment advisory fees                 246,468             358,486             516,000
  Deferred acquisition cost amortization and renewal
    commissions                                           245,126             289,875             518,782
  Real estate expenses                                    205,029             137,777             112,772
  Amortization of goodwill                                 79,824              92,248                  --
  Other expenses                                           38,647              79,207              77,876
                                                    -------------------------------------------------------
Total investment and other expenses                       815,094             957,593           1,225,430

Interest credited on certificate reserves               2,821,912           2,929,357           3,575,075
                                                    -------------------------------------------------------
Net investment income before federal
  income taxes                                            653,069           1,002,428             525,420
Federal income tax expense                               (238,399)           (407,074)           (162,000)
                                                    -------------------------------------------------------
Net investment income                                     414,670             595,354             363,420

Realized investment gains                                 485,135             283,885              29,783
Federal income tax expense on realized investment
  gains                                                  (167,824)           (102,500)            (10,000)
                                                    -------------------------------------------------------
Net realized investment gains                             317,311             181,385              19,783
                                                    -------------------------------------------------------

Net income                                           $    731,981        $    776,739        $    383,203
                                                    -------------------------------------------------------
                                                    -------------------------------------------------------


SEE ACCOMPANYING NOTES.

                            SBM CERTIFICATE COMPANY
                       STATEMENTS OF SHAREHOLDER'S EQUITY


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    NET
                                                                                UNREALIZED
                                                                              GAINS (LOSSES)
                                                            ADDITIONAL         ON AVAILABLE-                               TOTAL
                                          COMMON              PAID-IN            FOR-SALE            RETAINED          SHAREHOLDER'S
                                           STOCK              CAPITAL           SECURITIES           EARNINGS             EQUITY
------------------------------------------------------------------------------------------------------------------------------------

Balance, January 1, 1994              $    250,000        $  3,740,006        $   (165,742)       $     56,373        $  3,880,637

  Adjustment to beginning balance for
    change in accounting method, net
    of income taxes of $403,000                                                    782,000                                 782,000

  Net income                                                                                           383,203             383,203
  Change in net unrealized losses on
    available-for-sale securities                                               (4,858,917)                             (4,858,917)
                                     -----------------------------------------------------------------------------------------------

Balance, December 31, 1994                 250,000           3,740,006          (4,242,659)            439,576             186,923

  Net income                                                                                           776,739             776,739
  Capital contribution from SBM Life                         1,500,000                                                   1,500,000
  Purchase accounting adjustment
    (NOTE 2)                                                (2,190,006)          1,066,442            (416,035)         (1,539,599)

  Change in net unrealized gains
    (losses) on available-for-sale
    securities                                                                   4,062,095                               4,062,095
                                     -----------------------------------------------------------------------------------------------

Balance, December 31, 1995                 250,000           3,050,000             885,878             800,280           4,986,158

  Net income                                                                                           731,981             731,981
  Change in net unrealized gains on
    available-for-sale securities                                                 (654,337)                               (654,337)
                                     -----------------------------------------------------------------------------------------------
Balance, December 31, 1996                $250,000          $3,050,000            $231,541          $1,532,261          $5,063,802
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES.

                             SBM CERTIFICATE COMPANY
                            STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

                                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------------------
                                                                    1996                1995                1994
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net income                                                      $   731,981         $   776,739         $   383,203
Adjustments to reconcile net income to cash flows provided
  by operating activities:
    Provision for certificate reserves                            2,821,912           2,929,357           3,575,075
    Realized investment gains                                      (485,135)           (283,885)            (29,783)
    Deferral of acquisition costs                                  (263,788)           (430,852)           (507,996)
    Amortization of deferred acquisition costs and
      renewal commissions                                           245,126             289,875             518,782
    Other amortization and depreciation                             530,429             228,861             (75,111)
    Deferred tax expense                                            178,606             295,464              20,000
    (Increase) decrease in dividends and interest receivable       (136,060)             34,571              30,851
    Changes in other assets and liabilities                         (40,816)            250,559             236,812
                                                              --------------------------------------------------------
Cash flows provided by operating activities                       3,582,255           4,090,689           4,151,833

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Fixed maturity investments available-for-sale:
  Purchases                                                     (38,523,432)        (44,224,876)         (3,922,397)
  Maturities and redemptions                                      5,642,891           2,627,400           7,563,300
  Sales                                                          33,578,496          44,977,473                  --
Fixed maturity investments held-to-maturity:
  Purchases                                                              --                  --          (1,180,893)
  Maturities and redemptions                                             --              51,500           2,761,816
Sales, maturities and redemptions--mortgage loans                   155,643           4,192,459             144,109
Additions to other invested assets                                       --             (81,200)                 --
Proceeds from sale of other invested assets                              --                  --             156,453
Repayment of certificate loans, net                                   6,095              59,416              11,494
                                                              --------------------------------------------------------
Cash flows provided by investing activities                         859,693           7,602,172           5,533,882

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Amounts paid to face-amount certificate holders                  (6,063,787)        (13,322,027)        (13,973,106)
Amounts received from face-amount certificate holders               968,537           2,498,761           3,689,960
Capital contribution                                                     --           1,500,000                  --
                                                              --------------------------------------------------------
Cash flows used in financing activities                          (5,095,250)         (9,323,266)        (10,283,146)
                                                              --------------------------------------------------------

Net change in cash and cash equivalents                            (653,302)          2,369,595            (597,431)
Cash and cash equivalents at beginning of year                    3,900,494           1,530,899           2,128,330
                                                              --------------------------------------------------------
Cash and cash equivalents at end of year                       $  3,247,192        $  3,900,494        $  1,530,899
                                                              --------------------------------------------------------
                                                              --------------------------------------------------------


SEE ACCOMPANYING NOTES.

                             SBM CERTIFICATE COMPANY
                          NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     SBM Certificate Company (the "Company") was incorporated in 1990 for the purpose of acquiring the face-amount certificate business of SBM Company ("SBM"). Effective December 31, 1993, SBM transferred all of the Company's shares of common stock to its wholly owned subsidiary, State Bond and Mortgage Life Insurance Company ("SBM Life"), and the Company became a wholly owned subsidiary of SBM Life.

     On June 14, 1995, ARM Financial Group, Inc. ("ARM"), completed the acquisition of substantially all of the assets and business operations of SBM, including all of the issued and outstanding common stock of SBM's subsidiaries, SBM Life and SBM Financial Services, Inc (the "Acquisition"). On November 29, 1996, SBM Financial Services, Inc. changed its name to ARM Securities Corporation ("ARM Securities"). By virtue of the Acquisition, ARM acquired control of the Company, a wholly owned subsidiary of SBM Life. Concurrent with the Acquisition, ARM acquired all outstanding shares of the authorized common stock of the Company from SBM Life for a purchase price of $3.3 million.

NATURE OF OPERATIONS

     The Company is an issuer of face-amount certificates and is registered under the Investment Company Act of 1940 (the "1940 Act"). A face-amount certificate is an obligation of the Company requiring the Company to pay certificate holders the original invested amount of the certificate, plus a three-year fixed-rate return, at a given maturity date. The Company's face-amount certificates are sold primarily in Minnesota, Iowa, South Dakota and California. Face-amount certificates, which are similar to bank certificates of deposit, generally compete with various types of individual savings products offered by banks and insurance companies that provide a fixed rate of return on investors' money.


BASIS OF PRESENTATION

     The financial statements are prepared in accordance with generally accepted accounting principles. The 1995 financial statements reflect purchase accounting adjustments related to the Acquisition (see Note 2). For periods prior to the Acquisition, the financial statements reflect the historical basis of accounting. Certain amounts from prior years have been reclassified to conform to the current year's presentation. These reclassifications had no effect on previously reported net income or shareholder's equity.

INVESTMENTS


     Fixed maturities and equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of taxes, reported as a separate component of shareholder's equity in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The amortized cost of fixed maturities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization or accretion is computed using the interest method and is included in investment income. Anticipated prepayments on mortgage-backed securities are considered in determining the effective yield on such securities. If a difference arises between anticipated and actual prepayments, the carrying value of the investment is adjusted with a corresponding charge or credit to investment income. Interest and dividends are included in investment income. Certificate loans are carried at their unpaid principal balances. Cash and cash equivalents consist of highly liquid investments with maturities of three months or less from the time of purchase. Security transactions are accounted for on the date the order to buy or sell is executed. Realized gains and losses on the sale of investments are determined based upon the specific identification method.


     Other invested assets includes real estate, which is recorded at cost, less accumulated depreciation since the Acquisition.


     The Company adopted the provisions of SFAS No. 115 for investments held as of or acquired after January 1, 1994. The adoption of SFAS No. 115 had no effect on net income. Upon the date of the Acquisition, the Company classified all fixed maturities classified as held-to-maturity to the available-for-sale category.

DEFERRED ACQUISITION COSTS

     Costs of issuing new face-amount certificates, principally commissions, have been deferred. These costs are amortized on a straight-line basis over the initial maturity period of the certificates which is three years.

FACE-AMOUNT CERTIFICATE RESERVES

     Face-amount certificates issued by the Company entitle certificate holders, who have made either single or installment payments, to receive a definite sum of money at maturity. Certificate reserves accrue interest, and cash surrender values are less than accumulated certificate reserves prior to maturity dates. The reserve accumulation rates, cash surrender values, and certificate reserves, among other matters, are governed by the 1940 Act.


INCOME TAXES

     In accordance with SFAS No. 109, "Accounting for Income Taxes", the Company uses the liability method of accounting for income taxes. The Company's taxable income or loss is included in the consolidated federal income tax return of ARM. The Company provides for income taxes based on a proportionate share of consolidated taxable income. Additionally, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the Company's and ARM's policy that any tax benefit recorded by one entity will be reimbursed by the benefitted entity.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.   ACQUISITION OF THE COMPANY

     The Acquisition has been accounted for using the purchase method of accounting. Under purchase accounting, assets and liabilities are adjusted to their estimated fair value and reflect an allocation of the Company's portion of the cost of the Acquisition, commonly referred to as "push-down accounting."


     The purchase accounting adjustment reflected in the accompanying statement of shareholder's equity for the year ended December 31, 1995 was recorded on May 31, 1995, the effective date of the Acquisition. The adjustment restated shareholder's equity on that date to $3.3 million, the purchase price allocated to the Company by ARM. The December 31, 1995, balances for "retained earnings" and "net unrealized gains on available-for-sale securities" reflect net income and the change in the fair value of fixed maturities and equity securities subsequent to the Acquisition.

     The following combined condensed statements of operations and cash flows present results for the five months ended May 31, 1995, prior to the Acquisition, and the seven months ended December 31, 1995, following the Acquisition. The combined amounts agree to the accompanying statements of operations and cash flows for the year ended December 31, 1995. The operating results subsequent to the Acquisition include the effect of new accounting values assigned to invested assets and intangibles and differing asset/liability management strategies and expense allocation methodologies of ARM and SBM management.



                                                                              SEVEN
                                                                             MONTHS
                                                       FIVE MONTHS            ENDED            YEAR ENDED
                                                          ENDED           DECEMBER 31,        DECEMBER 31,
                                                      MAY 31, 1995            1995                1995
                                                    -------------------------------------------------------

COMBINED CONDENSED STATEMENT OF OPERATIONS:
Total investment income                              $  2,013,780        $  2,875,598        $  4,889,378
Total investment and other expenses                       511,343             446,250             957,593
Interest credited on certificate reserves               1,224,738           1,704,619           2,929,357
                                                    -------------------------------------------------------
Net investment income before federal income taxes         277,699             724,729           1,002,428
Federal income tax expense                                (94,000)           (313,074)           (407,074)
                                                    -------------------------------------------------------
Net investment income                                     183,699             411,655             595,354
Realized investment gains (losses)                       (314,000)            597,885             283,885
Federal income tax benefit (expense) on realized
  investment gains and losses                             106,760            (209,260)           (102,500)
                                                    -------------------------------------------------------
Net income (loss)                                        $(23,541)           $800,280            $776,739
                                                    -------------------------------------------------------
                                                    -------------------------------------------------------

COMBINED CONDENSED STATEMENT OF CASH FLOWS:
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES            $1,462,487          $2,628,202          $4,090,689

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Fixed maturity investments:
  Purchases                                               (21,615)        (44,203,261)        (44,224,876)
  Maturities and redemptions                              903,084           1,775,816           2,678,900
  Sales                                                 5,090,653          39,886,820          44,977,473
Sales, maturities and redemptions -- mortgage loans       392,947           3,799,512           4,192,459
Additions to other invested assets, net                   (81,200)                 --             (81,200)
Repayments of certificate loans, net                       66,731              (7,315)             59,416
                                                    -------------------------------------------------------
Cash flows provided by investing activities             6,350,600           1,251,572           7,602,172

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Amounts paid to face-amount certificate holders        (7,066,042)         (6,255,985)        (13,322,027)
Amounts received from face-amount certificate
  holders                                               1,926,095             572,666           2,498,761
Capital contribution from SBM Life                      1,500,000                  --           1,500,000
                                                    -------------------------------------------------------
Cash flows used in financing activities                (3,639,947)         (5,683,319)         (9,323,266)
                                                    -------------------------------------------------------

Net change in cash and cash equivalents                 4,173,140          (1,803,545)          2,369,595
Cash and cash equivalents at beginning of period        1,530,899           5,704,039           1,530,899
                                                    -------------------------------------------------------

Cash and cash equivalents at end of period             $5,704,039          $3,900,494          $3,900,494
                                                    -------------------------------------------------------
                                                    -------------------------------------------------------


3.   INVESTMENTS

     The amortized cost and estimated fair values of available-for-sale securities were as follows:



                                                                        AVAILABLE-FOR-SALE SECURITIES
                                              --------------------------------------------------------------------------------
                                                                         GROSS                GROSS
                                                                      UNREALIZED           UNREALIZED         ESTIMATED
                                                    COST                 GAINS               LOSSES          FAIR VALUE
------------------------------------------------------------------------------------------------------------------------------

DECEMBER 31, 1996:
  Fixed maturities:
    U.S. treasury securities and obligations
      of U.S. government agencies              $   3,467,777       $          --          $   38,359       $   3,429,418
    Obligations of state and political
      subdivisions                                   456,112               3,498               8,838             450,772
    Foreign governments                              951,123              13,000               5,893             958,230
    Corporate securities                           7,569,178              63,776              15,206           7,617,748
    Asset-backed securities                        5,131,230               3,763              35,468           5,099,525
    Mortgage-backed securities                    32,288,406             498,888             173,626          32,613,668
                                              ----------------------------------------------------------------------------
  Total fixed maturities                          49,863,826             582,925             277,390          50,169,361
  Equity securities                                  493,912              53,270               2,588             544,594
                                              ----------------------------------------------------------------------------
      Total available-for-sale securities      $  50,357,738       $     636,195          $  279,978       $  50,713,955
                                              ----------------------------------------------------------------------------
                                              ----------------------------------------------------------------------------

DECEMBER 31, 1995:
  Fixed maturities:
    U.S. treasury securities and obligations
      of U.S. government agencies              $   6,319,243       $      25,950          $       --       $   6,345,193
    Obligations of state and political
      subdivisions                                   560,292               4,243               6,927             557,608
    Foreign governments                              500,000               8,125                  --             508,125
    Corporate securities                           4,777,934              88,765                 173           4,866,526
    Asset-backed securities                        5,108,721              33,383                  --           5,142,104
    Mortgage-backed securities                    35,810,065           1,169,583              11,089          36,968,559
                                              ----------------------------------------------------------------------------
  Total fixed maturities                          53,076,255           1,330,049              18,189          54,388,115
  Equity securities                                  570,162              51,074                  45             621,191
                                              ----------------------------------------------------------------------------
      Total available-for-sale securities      $  53,646,417       $   1,381,123          $   18,234       $  55,009,306
                                              ----------------------------------------------------------------------------
                                              ----------------------------------------------------------------------------


     The amortized cost and estimated fair value of securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.

                                                   DECEMBER 31, 1996
                                          -----------------------------------
                                                                 ESTIMATED
                                                                   FAIR
                                               COST                VALUE
-----------------------------------------------------------------------------

AVAILABLE-FOR-SALE:
 Due in one year or less                  $   1,260,417       $   1,271,617
 Due after one year through five years        5,749,018           5,760,012
 Due after five years through ten years       4,375,305           4,352,148
 Due after ten years                          1,059,450           1,072,391
 Asset-backed securities                      5,131,230           5,099,525
 Mortgage-backed securities                  32,288,406          32,613,668
 Equity securities                              493,912             544,594
                                          -----------------------------------
  Total available-for-sale securities     $  50,357,738       $  50,713,955
                                          -----------------------------------
                                          -----------------------------------

     Gross gains of $642,039, $815,733 and $7,399 and gross losses of $175,226,
$148,041 and $321,399 were realized on sales of fixed maturities classified as available-for-sale for the year ended December 31, 1996, the seven months ended December 31, 1995 and the five months ended May 31, 1995, respectively.

     Gross gains of $23,980 and zero and gross losses of zero and $5,075 were recognized on equity securities sold during 1996 and 1995, respectively. Gross losses of $64,732 were realized on the sale of substantially all mortgage loans in December 1995.

4.   CERTIFICATE RESERVES

     Total certificate reserves at December 31 are summarized as follows:


                                                                                       MINIMUM                ADDITIONAL
                                               1996                1995               INTEREST                 INTEREST
                                          ----------------------------------------------------------------------------------
     Fully-paid certificates:
       Single-payment series 503          $  46,302,625       $  48,440,527              2.50%              1.85% to 4.60%
       Installment                            2,270,515           2,267,503         2.50% to 3.50%          1.50% to 2.75%
       Optional settlement                      592,513             618,419         2.50% to 3.00%          2.00% to 2.75%
       Due to unlocated certificate
         holders                                  2,878               2,813              None
                                         ------------------------------------
                                             49,168,531          51,329,262

     Installment certificates:
       Reserves to mature, by series:
         120, 215, and 220                      424,651             447,033              3.25%              1.75% to 2.00%
         315                                    296,064             364,368              3.50%              1.50% to 1.75%
       Advance payments                         297,140             319,061                *                       *
                                          -----------------------------------
                                              1,017,855           1,130,462
                                          -----------------------------------
            Total certificate reserves    $  50,186,386       $  52,459,724
                                          -----------------------------------
                                          -----------------------------------


     * Minimum interest rates on advance payments are generally the same as the rates on scheduled installment payments. Interest credited on advance payments, however, is accruing at 5.00% and will continue at that rate through 1997.


5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair values of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgement was required to develop these estimates. Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.


                                                        DECEMBER 31, 1996                       DECEMBER 31, 1995
                                             -----------------------------------------------------------------------------
                                                  CARRYING            ESTIMATED           CARRYING            ESTIMATED
                                                    VALUE            FAIR VALUE             VALUE            FAIR VALUE
--------------------------------------------------------------------------------------------------------------------------

Assets:
  Investments in securities of unaffiliated
    issuers:
      Fixed maturities available-for-sale      $  50,169,361       $  50,169,361       $  54,388,115       $  54,388,115
      Equity securities                              544,594             544,594             621,191             621,191
  Certificate loans                                  273,368             273,368             279,463             279,463
  Other invested assets                              523,083             523,083             632,154             632,154
  Cash and cash equivalents                        3,247,192           3,247,192           3,900,494           3,900,494
  Other assets                                        66,163              66,163              54,203              54,203
Liabilities:
  Certificate reserves                            50,186,386          50,767,396          52,459,724          52,758,441
  Accounts payable and other liabilities              29,940              29,940              60,582              60,582


     The following methods and assumptions were used in estimating fair values:

INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

     Fair values for investments in securities of unaffiliated issuers are based on quoted market prices, where available. For investments in securities of unaffiliated issuers for which a quoted market price is not available, fair values are estimated using internally calculated estimates or quoted market prices of comparable instruments.

CERTIFICATE LOANS

     The carrying value of certificate loans approximates their fair value.

CASH AND CASH EQUIVALENTS

     The carrying amounts of cash and cash equivalents approximate their fair value given the short-term nature of these assets.


CERTIFICATE RESERVES

     The fair value of certificate reserves is based on a discounted cashflow analysis, using the current interest rate offered on new certificates of 5.25% and 5.60% at December 31, 1996 and 1995, respectively.


OTHER INVESTED ASSETS, OTHER ASSETS, ACCOUNTS PAYABLE AND OTHER LIABILITIES

     The financial statement carrying amounts of other invested assets, other assets, accounts payable and other liabilities are deemed to be a reasonable approximation of their fair value.

6.   FEDERAL INCOME TAXES

     Deferred federal income taxes reflect the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (ii) operating and capital losses. Significant components of the deferred tax liabilities and assets as of December 31, 1996 and December 31, 1995 were:


                                                          DECEMBER 31,
                                                  ----------------------------
                                                     1996             1995
------------------------------------------------------------------------------

Deferred tax liabilities:
  Real estate limited partnership                 $  178,736       $  172,851
  Net unrealized gains on available-for-sale
    securities                                       124,676          477,011
  Other                                                   --           39,725
                                                 ------------------------------
        Total deferred tax liabilities               303,412          689,587

Deferred tax assets:
  Fixed maturities                                    45,524          196,991
  Other investments                                   93,789          108,143
  Fixed assets                                        38,149           39,030
  Capital loss carryover                             363,267          420,357
  Other                                               31,785           20,439
                                                 ------------------------------
        Total deferred tax assets                    572,514          784,960
  Valuation allowance for deferred tax assets       (714,521)        (714,521)
                                                 ------------------------------
        Net deferred tax assets                     (142,007)          70,439
                                                 ------------------------------
  Deferred tax liabilities shown on the
    accompanying balance sheets                   $  445,419       $  619,148
                                                 ------------------------------
                                                 ------------------------------


The components of the provision for federal income tax expense consist of the following:


                                            YEAR ENDED DECEMBER 31,
                                  ------------------------------------------
                                      1996           1995           1994
                                  ------------------------------------------

Current                            $  227,617     $  214,110     $  152,000
Deferred                              178,606        295,464         20,000
                                  ------------------------------------------
Total federal income tax expense   $  406,223     $  509,574     $  172,000
                                  ------------------------------------------
                                  ------------------------------------------


     Current and deferred federal income tax expenses for the seven months ended December 31, 1995 were $233,870 and $288,464, respectively. For the five months ended May 31, 1995 the current tax benefit was $19,760 and the deferred tax expense was $7,000.

     In the event that future tax assets are recognized on deductible temporary differences for which a valuation allowance was provided at the Acquisition date, such benefits will be applied to first reduce the balance of goodwill. No such benefits were realized in 1996. During 1995, goodwill was reduced by $189,251 as a result of realizing such benefits. Goodwill, with an unamortized balance of $113,095 at December 31, 1996, is being amortized straight-line over the three year period subsequent to the Acquisition.

     Federal income tax expense differs from that computed by using the federal income tax rate of 35%. The sources of the differences were:

                                                                     SEVEN MONTHS    FIVE MONTHS
                                          YEAR ENDED DECEMBER 31,        ENDED          ENDED       YEAR ENDED
                                         ------------------------    DECEMBER 31,      MAY 31,      DECEMBER 31,
                                           1996           1995           1995           1995           1994

                                      --------------------------------------------------------------------------
Income tax expense (benefit) at
  statutory rate                       $   398,371    $   450,209    $   462,915    $   (12,706)   $   194,321
Tax-exempt interest                         (7,283)        (7,256)        (3,350)        (3,906)       (10,000)
Dividend received deduction                (12,577)       (14,379)        (8,000)        (6,379)       (15,000)
Goodwill amortization                       27,938         32,287         32,287             --             --
Taxable proceeds from life
  insurance                                     --         38,482         38,482             --             --
Other                                         (226)        10,231             --         10,231          2,679
                                      --------------------------------------------------------------------------
Total federal income tax expense
  (benefit)                            $   406,223    $   509,574    $   522,334    $   (12,760)   $   172,000
                                      --------------------------------------------------------------------------
                                      --------------------------------------------------------------------------

7.   RELATED PARTY TRANSACTIONS

     For the periods presented, management and investment advisory fee expenses reflected in the accompanying financial statements represent allocations of expenses from SBM and ARM for the respective periods prior and subsequent to the Acquisition. These allocations include amounts for administrative and investment services, including use of property, equipment and facilities. The allocations are currently based on the proportion which such business and assets managed represents of all of ARM's and its subsidiaries business activities. Prior to the Acquisition, the allocations were primarily based on the amount of time spent by SBM employees on the face-amount certificate business and on the proportion which such business represents of all of SBM's and its subsidiaries' business activities. The allocations were $246,468, $151,967, $206,519 and $516,000 for the year ended December 31, 1996, the seven months ended December 31, 1995, the five months ended May 31, 1995 and for the year ended December 31, 1994, respectively. The Company owns and pays operating expenses for a building used by SBM (prior to the Acquisition) and its affiliates. The total rent and utilities reimbursement paid to the Company in 1994 by SBM and affiliates was $146,554. Management believes the foregoing allocations were made on a reasonable basis; however, they do not necessarily equal the costs which would have been or will be incurred by the Company on a stand-alone basis.

     The Company has paid ARM Securities, an affiliate, $263,089, $443,579 and $507,995 for the years ended 1996, 1995 and 1994, respectively, for sales commissions and other issuance, underwriting, and sales expenses.

8.   SHAREHOLDER'S EQUITY AND REGULATORY MATTERS

     The Company is subject to two principal restrictions relating to its regulatory capital requirements. First, under the 1940 Act, the Company is required to establish and maintain qualified assets (as defined in Section 28(b) of the 1940 Act) having a value not less than the aggregate of certificate reserves plus $250,000 ($50.4 million and $52.7 million at December 31, 1996 and 1995, respectively). The Company had qualified assets of $55.1 million and $58.9 million at those respective dates (before addition of $0.4 million and $1.4 million, respectively, for net unrealized pretax gains on fixed maturities and equity securities classified as available-for-sale).

     For purposes of determining compliance with the foregoing provisions, qualified assets are valued in accordance with District of Columbia Insurance Laws (the "D.C. Laws") as required by the 1940 Act. Qualified assets for which no provision for valuation is made in the D.C. Laws are valued in accordance with rules, regulations, or orders prescribed by the Securities and Exchange Commission. These values are the same as the financial statement carrying values, except that for financial statement purposes, fixed maturities and equity securities classified as available-for-sale are carried at fair value. For qualified asset purposes, fixed maturities securities classified as available-for-sale are valued at amortized cost and equity securities are valued at cost.

     Second, the Minnesota Department of Commerce ("MDC") has historically recommended to the Company that face-amount certificate companies should maintain a ratio of shareholder's equity to total assets of a minimum of 5% based upon a valuation of available-for-sale securities reflected at amortized cost for purposes of this calculation. Under this formula, the Company's capital ratio was 8.7% and 6.9% at December 31, 1996 and 1995, respectively. In November 1994, based on the decline in the value of the Company's investment portfolio, resulting from increasing interest rates in 1994 and the Company's decreasing liquidity resulting from reduced principal payments on the Company's collateralized mortgage obligations portfolio, the MDC recommended that the Company increase its capital level. The MDC's concern was influenced by the Company's capital ratio, calculated including the effects of unrealized investment losses. Therefore, on March 29, 1995, SBM Life, the former parent company of the Company, made a $1.5 million capital contribution to the Company.


     Pursuant to the required calculations of various states, the provisions of the certificates, depository agreements, and the 1940 Act, qualified assets of the Company were deposited with independent custodians to meet certificate liability requirements as of December 31, 1996 and 1995 as shown in the following table. Certificate loans, secured by applicable certificate reserves, are deducted from certificate reserves in computing deposit requirements.

                                               1996                1995
                                        ------------------------------------

Assets on deposit with:
  Central depositary                     $   51,522,592      $   57,278,134
  State governmental authorities                245,102             193,756
                                        ------------------------------------
Total deposits                           $   51,767,694      $   57,471,890
                                        ------------------------------------
                                        ------------------------------------

Required deposits (certificate reserves
 less certificate loans plus $250,000)   $   50,163,018      $   52,430,261
                                        ------------------------------------
                                        ------------------------------------


Assets on deposit consisted of the following at December 31:


                                               1996                1995
                                        ------------------------------------

Investment securities, at cost
 plus accrued interest                   $   51,244,584      $   56,839,655
First mortgage loans                              4,068              13,472
Other assets on deposit, at cost                519,042             618,763
                                        ------------------------------------
                                         $   51,767,694      $   57,471,890
                                        ------------------------------------
                                        ------------------------------------

Part II

Item 13  Other Expenses of Issuance and Distribution

*Fees and expenses of accountants           $12,000
*Costs of Printing                          $20,000
*Legal Fees                                 $ 1,000
Registration Fees                                -
Federal Taxes                                    -
State Taxes and Fees                             -
Trustee and Transfer Agency Fees                 -
Premium on Indemnification Policy                -
                                            -------
                        Total               $33,000
                                            -------
                                            -------


*Estimated

Item 14  Indemnification of Directors and Officers

Pursuant to the Company's Articles of Incorporation, the liability of the Company's directors is limited to the fullest extent permitted by applicable Minnesota law, except as prohibited by the Investment Company Act of 1940. Minnesota law allows the elimination of a director's personal liability to a corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for a breach of the duty of loyalty, acts or omissions not in good faith, involving intentional misconduct or a knowing violation of law, liability for illegal distributions or liability for any transaction undertaken for improper personal benefit. Under the Investment Company Act of 1940 directors may not be protected by indemnification or other means from liability for willful misfeasance, bad faith, gross negligence or reckless disregard of their duties ("disabling conduct").

The Company's By-Laws provide for indemnification of officers and directors to the fullest extent permitted by applicable Minnesota law. Minnesota law requires indemnification as long as the party charged acted in good faith, derived no improper personal benefit, had no reasonable cause to believe his or her act was unlawful and believed the act to be in the best interest of the corporation. However, in accordance with the Company's By-Laws, such indemnification is only allowed if either a court, a majority of a quorum of non-party, non-interested directors, or an independent legal counsel affirmatively determines that the officer, director or adviser involved is not liable for any disabling conduct. In addition, the Company may not make any advances in payment for expenses incurred by officers, directors or advisers unless such a party undertakes in writing to repay any such advance and posts security for such undertaking, or if the Company's insurance would cover a default on such an undertaking, or if the majority of a quorum of non-party directors or independent legal counsel determine such advance is justified due to the officer's, director's or adviser's likely success on the merits.

Item 15  Not Applicable

Item 16(a)  Exhibits



(1) Underwriting Agreement by and between the Company and ARM Securities Corporation (formerly SBM Financial Services, Inc.) dated June 14, 1995 incorporated by reference to Exhibit 1 to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on March 5, 1996.


(3)(i) Articles of Incorporation of SBM Certificate Company incorporated by reference to Exhibit 3(i) to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on December 4, 1990.

(3)(ii) By-Laws of SBM Certificate Company incorporated by reference to Exhibit 3(ii) to Form S-1 Registration

Statement of SBM Certificate Company (File No. 33-38066) filed on December 4, 1990.

(4) Form of Series 503 Certificate incorporated by reference to SBM Certificate Company Registration Statement of Face-Amount Certificate Company on Form N-8B-4 (File No. 811-6268) filed on April 1, 1991.

(5) Opinion of John R. McGeeney (FILED HEREWITH).

(10) Material contracts

(a) Lease by and between the Company and State Bank & Trust Company of New Ulm dated August 13, 1992, incorporated by reference to Form 10-K of SBM Company (File No. 811-407) filed on March 31, 1993.


(b) Underwriting Agreement by and between the Company and ARM Securities Corporation (formerly SBM Financial Services, Inc.) dated June 14, 1995 incorporated by reference to Exhibit 1 to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on March 5, 1996.



(c) Administrative Services Agreement by and between the Company and ARM Financial Group, Inc. dated as of June 14, 1995 incorporated by reference to
Exhibit 1 to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on March 5, 1996.



(d) Investment Services Agreement by and between the Company and ARM Financial Group, Inc. dated June 14, 1995 incorporated by reference to Exhibit 1 to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on March 5, 1996.


(e) Custody Agreement, as amended and supplemented, between the Company and First Bank National Association dated December 20, 1990, incorporated by reference to Exhibit 10(b) to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on January 2, 1991.


(f) Form of Tax Allocation Agreement which will be entered into by and among the Company, ARM, and certain ARM subsidiaries for taxable periods beginning January 1, 1995 incorporated by reference to Exhibit 1 to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on March 5, 1996.



(23) Consent of Ernst & Young LLP dated February 26, 1997 and consent of Deloitte & Touche LLP dated February 26, 1997 (FILED HEREWITH).


(27) Financial Data Schedule - Not Applicable

Item 16(b)  Financial Statement Schedules

Report of Independent Auditors


Schedule I    Investments in Securities of Unaffiliated Issuers - December 31,
              1996
Schedule V    Qualified Assets on Deposit- December 31, 1996
Schedule VI   Certificate Reserves - Year Ended December 31, 1996



Schedules I, III, V, and VI as of or for the year ended December 31, 1995, and related Report of Independent Auditors, included in the Company's Post Effective Amendment No. 7 to Registration Statement on Form S-1 filed March 5, 1996 (File No. 33-38066) and incorporated by reference herein.



Schedules III and VI for the year ended December 31, 1994, and related Independent Auditors' Report, included in the Company's Post Effective Amendment No. 6 to Registration Statement on Form S-1 filed March 31, 1995 (File No. 33-38066) and incorporated by reference herein.

Schedules required by Article 6 of Regulation S-X for face-amount certificate companies other than those listed are omitted because they are not required, are not applicable, or equivalent information has been included in the financial statements and notes thereto, or elsewhere herein.

Item 17 Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on February 27, 1997.

SBM Certificate Company

By:/s/John R. McGeeney
   ---------------------------
John R. McGeeney, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/John R. McGeeney                           02/27/97
-----------------------------------         ------------------------------
John R. McGeeney                            Date
Chairman of the Board and President

Principal Financial Officer:

/s/Edward L. Zeman                            02/27/97
-----------------------------------         ------------------------------
Edward L. Zeman                             Date
Executive Vice President--Chief
Financial Officer

Principal Accounting Officer:

/s/Barry G. Ward                              02/27/97
-----------------------------------         ------------------------------
Barry G. Ward                               Date


Directors:

/s/Steven B. Bing                             02/27/97
-----------------------------------         ------------------------------
Steven B. Bing                                   Date


/s/John R. McGeeney                           02/27/97
-----------------------------------         ------------------------------
John R. McGeeney                            Date


/s/Theodore S. Rosky                          02/27/97
-----------------------------------         ------------------------------
Theodore S. Rosky                           Date


/s/ Martin R. Snyder                         02/27/97
-----------------------------------         ------------------------------
Martin R. Snyder                            Date

                            SBM CERTIFICATE COMPANY
                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
SBM Certificate Company

We have audited the financial statements of SBM Certificate Company as of December 31, 1996 and 1995, and for the years then ended, and have issued our report thereon dated February 12, 1997 (included elsewhere in this Registration Statement). Our audit also included the 1996 and 1995 financial statement schedules listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

                                                       /s/ Ernst & Young LLP
Louisville, Kentucky
February 12, 1997

INDEPENDENT AUDITORS' REPORT


Board of Directors
SBM Certificate Company

We have audited the financial statements of SBM Certificate Company (the Company) for the year ended December 31, 1994 and have issued our report thereon dated March 29, 1995 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedules listed in Item 16(b) of this Registration Statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 29, 1995

                             SBM CERTIFICATE COMPANY

         SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

                                DECEMBER 31, 1996

                                                                       PRINCIPAL        COST           VALUE
NAME OF ISSUER AND TITLE OF ISSUE                                       AMOUNT         (a)(b)           (a)
----------------------------------------------------------------------------------------------------------------
FIXED MATURITIES AVAILABLE-FOR-SALE:

  U.S. TREASURY SECURITIES:
    U.S. Treasury Note, 6.5%, due 8/15/2005                         $  2,000,000   $  2,042,688   $  2,012,820
    U.S. Treasury Note, 5.5%, due 4/15/2000                              195,000        192,215        191,527
    U.S. Treasury Note, 5.5%, due 11/15/1998                             530,000        532,457        526,605
    U.S. Treasury Note, 5.375%, due 11/30/1997                           700,000        700,417        698,466
                                                                                  ------------------------------
                                                                                      3,467,777      3,429,418

  OBLIGATIONS OF STATE AND POLITICAL SUBDIVISIONS:
    Belmont County, Ohio, Sanitary Sewer District #3 Waterworks
      Revenue Bonds, 4.25%, due 4/01/2004                                 30,000         27,885         29,625
    Chelan County, Washington, Public Utility District #1, Rocky
      Reach Hydroelectric Revenue Bonds, 5%, due 7/01/2013               116,000        115,998        115,690
    Columbia, Washington, Storage Power Exchange, 3.875%,
      due 4/01/2003                                                      105,000        105,000        100,800
    Douglas County, Washington, Public Utilities District #1,
      Wells Hydroelectric Revenue Bonds, 4%, due 9/01/2018                55,000         45,912         46,106
    Minneapolis - St. Paul, Minnesota, Metropolitan Airport,
      Series 16, 4.5%, due 1/01/1997                                      60,000         60,000         60,150
    North Marshall, Kentucky, Water District, 5%, due 5/01/2006           35,000         33,237         34,650
    Yuba County, California, Water Agency Bonds, 4%, due
      3/01/2016                                                           75,000         68,080         63,751
                                                                                  ------------------------------
                                                                                        456,112        450,772


  FOREIGN GOVERNMENT:
    Korea Development Bank, 6.5%, due 11/15/2002                         450,000        451,123        445,230
    United Mexican States, 11.25%, due 7/21/1997                         500,000        500,000        513,000
                                                                                  ------------------------------
                                                                                        951,123        958,230

  CORPORATE SECURITIES:

    COMMUNICATIONS:
      Consolidated Edison, 8.05%, due 12/15/2027                         700,000        705,656        717,780

                                       S-3

                             SBM CERTIFICATE COMPANY

                                DECEMBER 31, 1996


                                                                       PRINCIPAL
                                                                       AMOUNT OR
                                                                       NUMBER OF        COST           VALUE
NAME OF ISSUER AND TITLE OF ISSUE                                       SHARES         (a)(b)           (a)
----------------------------------------------------------------------------------------------------------------
FIXED MATURITIES AVAILABLE-FOR-SALE (CONTINUED):
  CORPORATE SECURITIES (CONTINUED):
    FINANCIAL INSTITUTIONS:
      Chrysler Financial Corp., 7.85%, due 10/13/1998                 $1,000,000     $1,024,204     $1,028,760
      Ford Motor Credit Corp., 5.625%, due 1/15/1999                   1,000,000        984,939        988,550
      Goldman Sachs Group, 144A, 6.875%, due 9/15/1999                 1,000,000      1,007,196      1,012,460
      Lehman Brothers Holding, 5.75%, due 2/15/1998                    1,000,000        990,538        993,780
      Paine Webber Group, 8.875%, due 3/15/2005                        1,040,000      1,143,211      1,128,005
                                                                                  ------------------------------
                                                                                      5,150,088      5,151,555

    PUBLIC UTILITIES (c):

      Laclede Gas Co, Ser B, 5%, due 3/31/2011                             3,000         53,724         56,250
      Nicor Inc, 5%, due 5/01/2008                                           800         31,443         32,000
      South Carolina Electric & Gas Co, 9.40%, due 10/01/2022                784         38,637         40,815
                                                                                  ------------------------------
                                                                                        123,804        129,065

    RETAIL:
      Ralphs Grocery, 10.45%, due 6/15/2004                              565,000        572,161        601,018


    TOBACCO PRODUCTS:
      Philip Morris, 7.375%, due 2/15/1999                             1,000,000      1,017,469      1,018,330
                                                                                  ------------------------------
  TOTAL CORPORATE SECURITIES                                                          7,569,178      7,617,748

  ASSET-BACKED SECURITIES:
    AFC Home Equity Loan Trust 93-3 A, 5.45%, due 6/20/2013              828,927        805,390        787,480
    Aames Mortgage Trust 95-B A1A, 6.95%, due 8/15/2027                  436,811        437,713        439,406
    Equivantage Home Equity 96-4 A, 6.75%, due 1/25/2028                 992,435        988,086        987,473
    FASCO Auto Trust 96-AA, 9.504%, due 9/10/2001                        827,436        844,486        837,779
    First Alliance Mortgage Trust 96-2 A3, 8.225%, due 9/20/2027         900,000        945,716        935,478

    Guardian National Acceptance Corp. 96-A 144A, 7.325%, due
      3/15/2002                                                        1,109,965      1,109,839      1,111,909
                                                                                  ------------------------------
                                                                                      5,131,230      5,099,525

                             SBM CERTIFICATE COMPANY

                                DECEMBER 31, 1996

                                                                       PRINCIPAL        COST           VALUE
NAME OF ISSUER AND TITLE OF ISSUE                                       AMOUNT         (a)(b)           (a)
----------------------------------------------------------------------------------------------------------------

FIXED MATURITIES AVAILABLE-FOR-SALE (continued)

  MORTGAGE-BACKED SECURITIES:
    Bear Stearns Mortgage Sec 94-1 1F, 7.1%, due 10/25/2023         $    491,110   $    461,803   $    434,019
    Countrywide Home Loans 95-4 B2, 7.5%, due 9/25/2025                  989,209        979,034        960,156
    Countrywide Mortgage-Backed 94-14 A1, 7.63%, due 7/25/2024           975,188        991,700        984,330
    Federal Home Loan Mortgage Corporation:
      7%, due 3/15/2008                                                  728,830        715,762        705,595
      7%, due 11/15/2020                                               1,000,000        996,654        996,560
      Interest only, due 7/15/2021                                        47,128      1,313,677      1,403,932
      7.5%, due 10/15/2021                                             1,059,492      1,054,370      1,033,990
      7.25%, due 3/15/2022                                             4,491,024      4,506,179      4,479,796
    Federal National Mortgage Association:
      6.625%, due 12/25/2016                                             727,048        709,292        716,818
      6.5%, due 6/25/2019                                              2,547,991      2,435,335      2,431,726
      9%, due 4/01/2021                                                   66,451         69,391         70,771
      8.5%, due 4/01/2022                                                757,918        783,215        792,236
      5.834%, due 2/25/2023                                            1,849,014      1,796,549      1,780,249
      9.72066%, due 2/25/2023                                            792,435        636,453        775,841
      8%, due                                                          2,086,275        603,355        697,692
    Federal National Mortgage Association-Government National
      Mortgage Association, 7%, due 12/15/2017                         1,050,000      1,040,147      1,050,662
    GE Capital Mtg Services 95-8 B2, 7.5%, due 10/25/2025                988,683        943,964        941,720
    Government National Mortgage Association:
      9%, due 8/15/2008                                                    4,121          4,343          4,391
      9%, due 10/15/2008                                                 136,051        143,359        144,540
      9%, due 11/15/2008                                                 148,316        156,287        158,010
      9.5%, due 8/15/2009                                                 30,839         32,635         33,530
      10%, due 11/15/2009                                                 45,070         48,832         49,410
      10%, due 12/15/2009                                                 12,850         13,940         14,148
      10%, due 12/15/2010                                                 22,555         24,479         24,833
      11.5%, due 4/15/2013                                                 1,885          2,098          2,156
      10%, due 4/15/2013                                                   2,340          2,538          2,578
      10%, due 6/15/2013                                                  18,814         20,403         20,730
      11.5%, due 8/15/2013                                                 2,685          2,989          3,072
      10%, due 8/15/2013                                                  11,265         12,217         12,415

                             SBM CERTIFICATE COMPANY

                                DECEMBER 31, 1996

                                                                       PRINCIPAL        COST           VALUE
NAME OF ISSUER AND TITLE OF ISSUE                                       AMOUNT         (a)(b)           (a)
----------------------------------------------------------------------------------------------------------------

FIXED MATURITIES AVAILABLE-FOR-SALE (CONTINUED)
  MORTGAGE-BACKED SECURITIES (CONTINUED):
    Government National Mortgage Association (continued):
      11.5%, due 3/15/2015                                                  $535           $596           $616
      11.5%, due 5/15/2015                                                   742            826            854
      10%, due 7/15/2015                                                  17,188         18,649         18,951
      10%, due 2/15/2016                                                  34,117         37,023         37,600
      9%, due 4/15/2016                                                   16,384         17,264         17,583
      9%, due 11/15/2016                                                  15,981         16,830         17,160
      9.5%, due 8/15/2017                                                 11,102         11,777         12,067
      9.5%, due 5/15/2018                                                 17,526         18,508         19,044
      9.5%, due 9/15/2018                                                  2,391          2,537          2,600
      9.5%, due 10/15/2018                                                33,313         35,181         36,209
      9.5%, due 1/15/2019                                                 33,749         35,643         36,674
      9.5%, due 10/15/2019                                                11,470         12,093         12,461
      9.5%, due 11/15/2019                                                20,243         21,342         21,991
      9.5%, due 6/15/2020                                                 27,081         28,553         29,410
      9.5%, due 8/15/2020                                                 41,704         43,970         45,304
      9.5%, due 9/15/2020                                                 39,529         41,677         42,930
      9.5%, due 09/15/2020                                                23,125         24,381         25,114
      9.5%, due 12/15/2020                                                18,582         19,592         20,181
      9.5%, due 12/25/2020                                                69,497         73,408         75,519
    GNMA I 95-1 D, 8.495%, due 2/16/2018                               6,038,000      6,141,820      6,256,878
    GNMA II, 7.125%, due 8/20/2022                                     1,512,889      1,531,271      1,544,569
    Greenwich Capital Acceptance 96-B A, 7.55788%, due 1/29/2025         999,765        976,170        959,774
    MDC Mortgage Funding Corp. 94-LB7 1B1, 8.45248%, due 1/25/2025       993,621        918,892        904,195
    Residential Funding Mortgage 96-S3 M3, 7.25%, due 1/25/2026          793,933        759,441        754,732
    Residential Funding Mortgage 96-S6 A3, 6.625%, due 3/25/2026       1,100,000        999,962        995,346
                                                                                  ------------------------------
                                                                                     32,288,406     32,613,668
                                                                                  ------------------------------

TOTAL FIXED MATURITIES AVAILABLE-FOR-SALE                                            49,863,826     50,169,361

                             SBM CERTIFICATE COMPANY

                                DECEMBER 31, 1996

                                                                       NUMBER OF        COST           VALUE
NAME OF ISSUER AND TITLE OF ISSUE                                       SHARES         (a)(b)           (a)
----------------------------------------------------------------------------------------------------------------
EQUITY SECURITIES (d):
  INDUSTRIAL:
    Aluminum Co of America                                                   200        $11,200        $12,400
    LTV Corporation (e)                                                      180          2,520          2,138
                                                                                  ------------------------------
                                                                                         13,720         14,538


  PUBLIC UTILITIES:
    Carolina Power & Light                                                   500         31,782         35,500
    Connecticut Light and Power Co.                                          400         10,050          8,392
    Duquesne Light Co.                                                       400         10,800         12,200
    Entergy Louisiana, Inc.                                                  500         31,852         34,085
    Entergy New Orleans, Inc.                                                600         31,902         34,110
    GTE Fla Inc.                                                           1,500         25,875         28,688
    Gulf Power Co.                                                           400         28,469         28,976
    Illinois Power Co                                                        600         16,050         19,444
    Kansas City Power and Light Co.                                          200         11,586         11,038
    Midamerican Energy Co.                                                   600         34,200         44,325
    Pacific Gas & Electric                                                 5,000         80,625         83,750
    Pacificorp                                                               500         30,603         33,744
    Pennsylvania Power Co.                                                   200          8,838         11,104
    Public Service Company of Colorado                                       600         37,215         41,550
    San Diego Gas & Electric Co, 4.40%                                     4,000         46,000         52,000
    Southern California Edison, 4.08%                                      3,300         44,345         51,150
                                                                                  ------------------------------
                                                                                        480,192        530,056
                                                                                  ------------------------------

TOTAL EQUITY SECURITIES                                                                 493,912        544,594
                                                                                  ------------------------------
TOTAL INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS                             $50,357,738    $50,713,955
                                                                                  ------------------------------
                                                                                  ------------------------------

(a) See Note 1 to the financial statements regarding the determination of cost and fair value.
(b) The aggregate cost of investments in securities of unaffiliated issuers for federal income tax purposes was $50,775,257 at December 31, 1996.
(c)  These securities are redeemable preferred stocks.
(d) These securities are non-redeemable preferred stock unless noted otherwise.
(e)  This security is a common stock and is non-income producing.

                            SBM CERTIFICATE COMPANY

                    SCHEDULE V -- QUALIFIED ASSETS ON DEPOSIT

                                DECEMBER 31, 1996


                                                                           FIRST
                                                                        MORTGAGES
                                                                         AND OTHER
                                                                        FIRST LIENS
                                                      INVESTMENTS           ON
NAME OF DEPOSITARY                           CASH    IN SECURITIES      REAL ESTATE     OTHER         TOTAL
---------------------------------------------------------------------------------------------------------------

State governmental authorities:
  Securities Department
    of Illinois                           $     --    $   245,102       $     --      $      --    $   245,102
Central depositary:
  First Trust, N.A.                             --     50,999,482          4,068        519,042     51,522,592
                                        ------------------------------------------------------------------------

Total qualified assets on deposit         $     --    $51,244,584       $  4,068       $519,042    $51,767,694
                                        ------------------------------------------------------------------------
                                        ------------------------------------------------------------------------

                                       S-8


                            SBM CERTIFICATE COMPANY

                       SCHEDULE VI -- CERTIFICATE RESERVES
                            PART I-SUMMARY OF CHANGES

                          YEAR ENDED DECEMBER 31, 1996



                                                  BALANCE AT BEGINNING OF  YEAR                               ADDITIONS
                                             ---------------------------------------------------------------------------------------
                                                                              RESERVES
                                               NUMBER OF                      (INCLUDING                       RESERVE
                                                ACCOUNTS                       ADVANCE                        PAYMENTS      CHARGED
                                                  WITH          AMOUNT OF      PAYMENTS)                         BY        TO OTHER
                                 YIELD          SECURITY        MATURITY      WITH ACCRUED      CHARGED      CERTIFICATE    ACCOUNTS
      DESCRIPTION               PERCENT          HOLDERS          VALUE         INTEREST       TO INCOME       HOLDERS         (a)
------------------------------------------------------------------------------------------------------------------------------------
Reserves to mature,
  installment certificates:
    Series 120                    2.75               27            $140,000       $510,172        $21,388         $4,296  $     --
    Series 215                    2.41                2               4,800          1,283             25             22        --
    Series 220                    2.75               20              98,000        192,965          9,260          3,458        --
    Series 315                    2.66              102             356,400        426,042         17,781         16,123        --

Single payment
  certificates:

    Series 503                    2.50            4,516          49,124,005     48,440,527      2,686,375        944,638        --

Fully paid installment
  certificates                    2.50              519           2,572,645      2,267,503        110,477             --   112,618

Optional settlement
  certificates:
    Paid-Up certificates          2.50               26              17,958         16,321            358             --
    Annuities                     3.00               59             583,589        602,098         26,297             --   109,951

Due to unlocated
  certificate holders          None                  23               2,813          2,813             --             --       163
                                             ----------------------------------------------- ---------------------------------------
      Total                                       5,294         $52,900,210    $52,459,724     $2,871,961       $968,537  $222,732
                                             ----------------------------------------------- ---------------------------------------
                                             ----------------------------------------------- ---------------------------------------

Total charged to income, per above                                                             $2,871,961

  Less reserve recoveries from
     terminations prior to maturity                                                                50,049
                                                                                              ------------
Interest credited on certificate
     reserves, per statement of
     operations                                                                                $2,821,912
                                                                                              ------------
                                                                                              ------------

                                 NOTES TO PART I
         (a)Transfer to/from other certificate reserves upon conversion.
               (b)Direct interest payment to certificate holders.

                            SBM CERTIFICATE COMPANY

                          YEAR ENDED DECEMBER 31, 1996

                                                        DEDUCTIONS                             BALANCE AT END OF YEAR
                                      -------------------------------------------- ---------------------------------------------
                                                                                                                       RESERVES
                                                                                       NUMBER OF                      (INCLUDING
                                                           CASH                        ACCOUNTS                       ADVANCE
                                                        SURRENDERS                       WITH         AMOUNT OF    PAYMENTS) WITH
                                                         PRIOR TO                      SECURITY       MATURITY         ACCRUED
DESCRIPTION                             MATURITIES       MATURITY     OTHER (a)(b)     HOLDERS          VALUE         INTEREST
---------------------------------------------------------------------------------- ---------------------------------------------
Reserves to mature, installment
  certificates:
    Series 120                          $       --     $       --     $   56,183             25    $   129,000    $   479,673
    Series 215                                  --             --             --              2          4,800          1,330
    Series 220                                  --         14,898             --             18         91,000        190,785
    Series 315                              37,422         25,067         51,390             80        278,300        346,067

Single payment certificates:
    Series 503                           2,355,168      3,099,247        314,501          4,195     45,751,722     46,302,625

Fully paid installment certificates         22,078        127,916         70,088            505      2,537,681      2,270,516

Optional settlement certificates:
    Paid-up certificates                       163          3,850          3,517             19          9,678          9,149
    Annuities                              154,983             --             --             52        567,197        583,363

Due to unlocated certificate holders            --             98             --             24          2,878          2,878
                                      -------------------------------------------- ---------------------------------------------
        Total                           $2,569,814     $3,271,076     $  495,679          4,920    $49,372,256    $50,186,386
                                      -------------------------------------------- ---------------------------------------------
                                      -------------------------------------------- ---------------------------------------------

                               SBM CERTIFICATE COMPANY

               PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES

                                     CLASSIFIED BY AGE GROUPINGS

                                     YEAR ENDED DECEMBER 31, 1996

                                                BALANCE AT BEGINNING OF YEAR
                                    ----------------------------------------------------
                                                    NUMBER OF
                                                    ACCOUNTS
                                                      WITH       AMOUNT OF
                                    AGE GROUPING    SECURITY     MATURITY     AMOUNT OF
                                      IN YEARS       HOLDERS       VALUE      RESERVES
                                    ----------------------------------------------------
Series:
     120                                 20                 1  $     8,000  $     7,737
                                         21                 1        3,000        3,315
                                         22                --           --           --
                                         23                 1        6,000       12,247
                                         29                 1        5,000       11,252
                                         30                 1        6,000       13,052
                                         31                 1        6,000       14,749
                                         32                 1        3,000        8,003
                                         33                 1        6,000       17,626
                                         34                --           --           --
                                         35                 1        5,000       17,706
                                         36                 1       10,000       38,149
                                         37                 6       33,000      134,855
                                         38                 7       30,000      128,996
                                         39                 2        8,000       36,852
                                         40                 2       11,000       53,249

          Interest reserve                                                          303
          Accrued interest payable                                               12,081


                                               -----------------------------------------
               Total                                       27     $140,000     $510,172
                                               -----------------------------------------
                                               -----------------------------------------


Series:

     215                                  5                 1  $     2,400  $       591
                                          6                 1        2,400          641
          Interest reserve                                                           27
          Accrued interest payable                                                   24

                                               -----------------------------------------
               Total                                        2       $4,800       $1,283
                                               -----------------------------------------
                                               -----------------------------------------

                               SBM CERTIFICATE COMPANY

               PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                       CLASSIFIED BY AGE GROUPINGS (CONTINUED)

                             YEAR ENDED DECEMBER 31, 1996


                                            DEDUCTIONS                                 BALANCE AT END OF YEAR
                                 ------------------------------    ----------------------------------------------------------------
                                                                                     NUMBER OF
                                      CASH                                         ACCOUNTS WITH
                                   SURRENDERS                      AGE GROUPING       SECURITY        AMOUNT OF
                                    PRIOR TO                         IN YEARS         HOLDERS       MATURITY VALUE     AMOUNT OF
                                    MATURITY        OTHER                                                              RESERVES
                                 --------------------------------------------------------------------------------------------------
Series:
     120                         $          --  $            --               20               --     $         --     $         --
                                            --               --               21                1            8,000            8,185
                                            --               --               22                1            3,000            3,682
                                            --               --               23                1            6,000           12,307
                                            --               --               29               --               --               --
                                            --               --               30                1            5,000           12,060
                                            --               --               31                1            6,000           14,572
                                            --               --               32                1            6,000           15,714
                                            --               --               33                1            3,000            8,527
                                            --               --               34                1            6,000           18,762
                                            --               --               35               --               --               --
                                            --               --               36                1            5,000           19,288
                                            --               --               37                3           26,000          106,880
                                            --               --               38                4           17,000           72,665
                                            --               --               39                7           30,000          136,479
                                            --           56,183               40                2            8,000           39,002

     Interest reserve                                                                                                           303
     Accrued interest payable                                                                                                11,247
                                 ------------------------------                    ------------------------------------------------
               Total             $           --         $56,183                                25         $129,000         $479,673
                                 ------------------------------                    ------------------------------------------------
                                 ------------------------------                    ------------------------------------------------


Series:

     215                         $           --                                5               --   $           --    $          --
                                             --                                6                2            4,800            1,271
     Interest reserve                                                                                                            33
     Accrued interest payable                                                                                                    26
                                 ------------------------------                    ------------------------------------------------
               Total             $           --                                                 2           $4,800           $1,330
                                 ------------------------------                    ------------------------------------------------
                                 ------------------------------                    ------------------------------------------------


                            SBM CERTIFICATE COMPANY

            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1996

                                         BALANCE AT BEGINNING OF YEAR
                          ------------------------------------------------------
                                           NUMBER OF
                                            ACCOUNTS
                                             WITH        AMOUNT OF
                            AGE GROUPING   SECURITY      MATURITY    AMOUNT OF
                              IN YEARS      HOLDERS       VALUE       RESERVES
                          ------------------------------------------------------
Series:
     220                         10             1       $    4,000   $    1,539
                                 19             1           12,000       10,615
                                 20            --               --           --
                                 25             1            4,000        6,358
                                 26            --               --           --
                                 27             2           10,000       18,720

                                 28             7           35,000       71,464
                                 29             4           15,000       34,111
                                 30             4           18,000       44,353
                                 31            --               --           --
     Interest reserve                                                     1,215
     Accrued interest payable                                             4,590
                                         ---------------------------------------
        Total                                  20       $   98,000   $  192,965
                                         ---------------------------------------
                                         ---------------------------------------

Series:
     315                          5             1       $    2,200   $      483
                                  6             1            2,200          665
                                  7            --               --           --
                                  8             4           14,300        7,003
                                  9             3           23,100       11,034
                                 10             5           27,500       15,197
                                 11             4           14,300        9,127
                                 12             5           13,200        9,278
                                 13            14           45,100       34,920
                                 14            14           39,600       34,750
                                 15            10           34,100       32,365
                                 16             6           19,800       25,269
                                 17             1            2,200        3,034
                                 18             9           39,600       66,058
                                 19            12           40,700       68,659
                                 20            13           38,500       71,723
     Interest reserve                                                    26,265
     Accrued interest payable                                            10,212
                                         ---------------------------------------
        Total                                 102       $  356,400   $  426,042
                                         ---------------------------------------
                                         ---------------------------------------

                            SBM CERTIFICATE COMPANY

            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1996

                          DEDUCTIONS              BALANCE AT END OF YEAR
                     ------------------- ---------------------------------------
                                                    NUMBER OF
                         CASH                       ACCOUNTS
                      SURRENDERS            AGE       WITH   AMOUNT OF   AMOUNT
                       PRIOR TO           GROUPING  SECURITY  MATURITY    OF
                       MATURITY   OTHER   IN YEARS  HOLDERS    VALUE    RESERVES
                     ------------------- ---------------------------------------
Series:
     220              $     --  $     --     10         1   $   4,000  $  1,552
                            --        --     19        --          --        --
                            --        --     20         1      12,000    11,301
                            --        --     25        --          --        --
                            --        --     26         1       4,000     6,827
                         7,887        --     27        --          --        --
                            --        --     28         1       6,000    12,036
                         7,011        --     29         7      35,000    76,544
                            --        --     30         3      12,000    29,332
                            --        --     31         4      18,000    47,302
     Interest reserve                                                     1,385
     Accrued interest
     payable                                                              4,506
                     -------------------          ------------------------------
          Total       $ 14,898  $     --               18   $  91,000  $190,785
                     -------------------          ------------------------------
                     -------------------          ------------------------------


Series:               $     --  $     --      5         1   $   2,200  $    503
     315                    --        --      6        --          --        --
                            --        --      7         1       2,200       711
                            --        --      8        --          --        --
                            --        --      9         4      14,300     8,155
                         9,841        --     10         2      12,100     6,457
                            --        --     11         4      22,000    13,829
                            --        --     12         4      14,300    10,193
                            --        --     13         5      13,200    10,315
                            --        --     14        14      45,100    38,582
                         2,527     9,594     15        14      39,600    37,975
                            --        --     16         3      13,200    16,651
                            --        --     17         6      19,800    27,621
                         8,630        --     18         2      13,200    25,551
                            --     6,572     19         7      23,100    38,619
                         4,069    35,224     20        13      44,000    81,409
     Interest reserve                                                    21,319
     Accrued interest
     payable                                                              8,177
                     -------------------          ------------------------------
        Total         $ 25,067  $ 51,390               80   $ 278,300  $346,067
                     -------------------          ------------------------------
                     -------------------          ------------------------------